                        PARTNERSHIP ADMISSION AGREEMENT

                                     dated

                                 June 22, 1995

                               TABLE OF CONTENTS


ARTICLE I

    PARTNERSHIP CONTRIBUTION................................................  7
        1.1   CONTRIBUTION OF ASSETS AND ASSUMPTION
              OF LIABILITIES................................................  7
        1.2   CONSIDERATION FOR PARTNERSHIP CONTRIBUTIONS...................  8
        1.3   CERTAIN LIMITATIONS........................................... 15

ARTICLE II

    CLOSING................................................................. 16

ARTICLE III

    REPRESENTATIONS AND WARRANTIES OF HALP AND THE GENERAL
    PARTNER................................................................. 17
        3.1   ORGANIZATION AND GENERAL PARTNER AND LIMITED
              PARTNERSHIP AUTHORITY......................................... 17
        3.2   CHARTER, BY-LAWS, AGREEMENTS OF LIMITED
              PARTNERSHIP AND MINUTES....................................... 17
        3.3   AUTHORITY..................................................... 18
        3.4   NO VIOLATION.................................................. 18
        3.5   APPROVALS..................................................... 19
        3.6   FINANCIAL STATEMENTS.......................................... 19
        3.7   NO ADVERSE CHANGE............................................. 20
        3.8   SUBSIDIARIES.................................................. 20
        3.9   TAXES......................................................... 21
        3.10  INTERESTS OF PARTNERS......................................... 22
        3.11  TITLE TO ASSETS; PROPERTY..................................... 23
        3.12  INSURANCE..................................................... 24
        3.13  OTHER MATERIAL CONTRACTS...................................... 24
        3.14  BANK ACCOUNTS AND MONEY MARKET FUNDS.......................... 25
        3.15  LITIGATION.................................................... 25
        3.16  BROKERS AND FINDERS........................................... 25
        3.17  EMPLOYEE BENEFIT PLANS........................................ 26
        3.18  FILINGS, ETC.................................................. 28
        3.19  REPRESENTATIONS AND WARRANTIES REGARDING THE
              INVESTMENT ADVISORY BUSINESS.................................. 29
        3.20  DISCLOSURE.................................................... 36
        3.21  REGISTRATION AS A BROKER-DEALER............................... 36

        3.22  REGISTRATION UNDER THE COMMODITY
              EXCHANGE ACT.................................................. 37
        3.23  REGISTRATION AS AN INSURANCE AGENT............................ 38
        3.24  REGISTRATION AS A TRANSFER AGENT.............................. 38
        3.25  INVESTMENT REPRESENTATIONS.................................... 38

ARTICLE IV

    REPRESENTATIONS AND WARRANTIES OF NEIC.................................. 39
        4.1   ORGANIZATION AND LIMITED PARTNERSHIP
              AUTHORITY..................................................... 39
        4.2   BINDING OBLIGATION............................................ 39
        4.3   NO DEFAULTS OR CONFLICTS...................................... 39
        4.4   NO AUTHORIZATION OR CONSENTS REQUIRED......................... 40
        4.5   NO ACTIONS; SUITS OR PROCEEDINGS.............................. 40
        4.6   INELIGIBLE PERSONS............................................ 40
        4.7   NO OTHER BROKER............................................... 40
        4.8   NEIC FINANCIAL STATEMENTS..................................... 40
        4.9   NO ADVERSE CHANGE............................................. 41
        4.10  LP UNITS...................................................... 41
        4.11  EXCHANGE ACT FILINGS.......................................... 41
        4.12  NEIC CHARTER DOCUMENTS........................................ 41
        4.13  DISCLOSURE.................................................... 42
        4.14  TAXES......................................................... 42

ARTICLE V

    CONDUCT OF BUSINESS PRIOR TO THE CLOSING................................ 42
        5.1   CONDUCT PRIOR TO CLOSING...................................... 42
        5.2   CONSENTS AND APPROVALS........................................ 44
        5.3   SCHEDULES..................................................... 44

ARTICLE VI

    ADDITIONAL AGREEMENTS................................................... 45
        6.1   ADVISORY CONTRACT CONSENTS.................................... 45
        6.2   AGREEMENTS RELATING TO MUTUAL FUNDS........................... 45
        6.3   LP UNITHOLDER CONSENTS; RELATED INDEMNITIES................... 45
        6.4   SECTION 15(f)................................................. 48
        6.5   COMPLIANCE WITH SECURITIES LAWS............................... 49
        6.6   CURRENT INFORMATION........................................... 49
        6.7   ACCESS; INFORMATION........................................... 49
        6.8   NON-SOLICITATION.............................................. 50

        6.9   NOTIFICATION OF CERTAIN MATTERS............................... 50
        6.10  CUSTOMERS..................................................... 50
        6.11  QUALIFICATION OF THE FUNDS.................................... 50
        6.12  PRESS RELEASES, ETC........................................... 51
        6.13  TAX INFORMATION............................................... 51
        6.14  POST-CLOSING OPERATIONS....................................... 51
        6.15  INSURANCE..................................................... 53
        6.16  UPDATED FINANCIAL STATEMENTS.................................. 53
        6.17  EXCLUDED ACCOUNTS RECEIVABLE.................................. 54

ARTICLE VII

    CONDITIONS.............................................................. 54
        7.1   CONDITIONS TO EACH PARTY'S OBLIGATIONS
              TO CONSUMMATE................................................. 54
        7.2   CONDITIONS PRECEDENT TO NEIC'S OBLIGATIONS.................... 56
        7.3   CONDITIONS PRECEDENT TO HALP'S OBLIGATIONS.................... 59

ARTICLE VIII

    TERMINATION............................................................. 61
        8.1   TERMINATION................................................... 61
        8.2   EFFECT OF TERMINATION AND ABANDONMENT......................... 61

ARTICLE IX

    INDEMNIFICATION......................................................... 62
        9.1   INDEMNIFICATION BY HALP AND THE GENERAL
              PARTNER....................................................... 62
        9.2   INDEMNIFICATION BY NEIC....................................... 62
        9.3   CERTAIN LIMITATIONS ON INDEMNIFICATION........................ 63
        9.4   TERMINATION OF RIGHTS HEREUNDER............................... 63

ARTICLE X

    POST-CLOSING COVENANTS.................................................. 64
       10.1   EMPLOYEE BENEFITS AND OTHER MATTERS........................... 64
       10.2   CERTAIN TAX MATTERS........................................... 64
       10.3   CONFIDENTIALITY AND NONCOMPETITION............................ 65
       10.4   HALP'S CONTINUED EXISTENCE.................................... 68
       10.5   SUBORDINATION OF ACCRUALS OF PARTNERSHIP
              BONUS REVENUES................................................ 68
       10.6   LISTING OF LP UNITS........................................... 68

       10.7   AGREEMENT OF LIMITED PARTNERSHIP OF HALP...................... 68
       10.8   TRANSFERS OF LP UNITS FOLLOWING A RESTRUCTURING............ .. 69
       10.9   TRANSFERS OF HALP LIMITED PARTNERSHIP INTERESTS............... 69
       10.10  PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES................... 69

ARTICLE XI

    GUARANTEES.............................................................. 69
       11.1   GUARANTEE..................................................... 69

ARTICLE XII

    GENERAL PROVISIONS...................................................... 69
       12.1   SURVIVAL...................................................... 69
       12.2   NOTICES....................................................... 69
       12.3   COUNTERPARTS.................................................. 71
       12.4   GOVERNING LAW................................................. 71
       12.5   EXPENSES...................................................... 71
       12.6   WAIVER; AMENDMENT............................................. 72
       12.7   ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES; ETC........... 72
       12.8   ASSIGNMENT.................................................... 72
       12.9   INTERPRETATION................................................ 72
       12.10  FURTHER ASSURANCES............................................ 72
       12.11  CONSISTENT ACCOUNTING......................................... 72
       12.12  SEVERABILITY.................................................. 72

                                    Exhibits
                                    --------

7.1(i)        Form of Registration Rights Agreement
7.2(d)(i)     Form of Executive Employment Agreement
7.2(d)(ii)    Form of Employment Agreement
7.2(e)        Form of Partnership Agreement
7.2(f)        Form of Opinions of Winston & Strawn, Katten Muchin & Zavis and
              Bell, Boyd & Lloyd
7.3(b)(i)     Bonus Compensation Plan
7.3(b)(ii)    Form of Option Certificate
7.3(c)(i)     Form of Opinion of Ropes & Gray
7.3(c)(ii)    Form of Opinion of TNE

                                   Schedules
                                   ---------

0.1A             Excluded Assets
0.1B             Assumed Liabilities
0.1C             Investment Partnerships
0.1D             Terminable Contracts
1.1(b)           Minimum Cash/Capital Requirement
1.3A             HALP's Annualized Revenue as of February 28, 1995
1.3B             HALP's Annualized Revenue as of the Month Preceding Closing
3.6(a)           Audited Financials
3.6(b)           Unaudited Financials
3.7              Distributions
3.9              Tax Matters
3.10             Interests of Partners
3.11(a)          Liens
3.11(c)          Intellectual Property
3.12             Insurance
3.13             Material Contracts
3.14             Bank Accounts and Money Market Funds
3.15             Litigation
3.17             Employee Benefit Plans
3.19(a)          The Funds
3.19(b)          Limitations on Fees under Investment Contracts
3.19(d)(i)       Qualifications of HALP's Adviser Representatives
3.19(d)(ii)      Inspection Reports
3.19(d)(iii)     Advisory or Sub-Advisory Relationship with Investment Companies
3.19(d)(vi)(A)   Investor Complaints and Redemption Requests
3.19(e)          Exceptions to Due Issuances of Shares of the Funds
3.21             Principal and Registered Representatives of HASLP
4.8A             NEIC Financial Statements

4.9              Adverse Changes
5.1              Bonuses
7.2(d)           Employees

     This PARTNERSHIP ADMISSION AGREEMENT is dated as of the 22nd day of June, 1995 (this "Agreement"), by and among New England Investment Companies, L.P., a
            ---------
Delaware limited partnership ("NEIC"), Harris Associates L.P., a Delaware
                               ----
limited partnership ("HALP") and HALP's General Partner, Harris Associates,
                      ----
Inc., a Delaware corporation.  The terms "Partner", "General Partner", "Limited
                                          -------    ---------------    -------
Partner" and "Class B Unit Limited Partner" shall have the meanings ascribed to
- -------       ----------------------------
such terms in the HALP Agreement of Limited Partnership dated December 11, 1986, as amended (the "Agreement of Limited Partnership").
                 --------------------------------


                                    RECITALS

     WHEREAS, HALP serves as (i) investment adviser to individuals, trusts, pension funds and other institutional accounts, (ii) investment manager, national distributor and shareholder services agent for open-end investment funds, (iii) the general partner and investment manager for investment partnerships, and (iv) through a subsidiary, as a registered broker-dealer;

     WHEREAS, NEIC is a publicly traded limited partnership with limited partners' interests represented by LP Units ("LP Units") listed on the New York
                                              --------
Stock Exchange;

     WHEREAS, the parties desire that NEIC issue an agreed-upon number of LP Units to HALP in exchange for HALP's contribution to NEIC of certain of the assets of HALP, subject to certain liabilities of HALP;

     WHEREAS, at the Closing the General Partner will withdraw as the general partner of Harris Associates Securities L.P., a Delaware limited partnership ("HASLP"), and be replaced by a wholly owned indirect subsidiary of NEIC, GLS
- -------
Partners Inc. ("NHGP"); and
                ----

     WHEREAS, NEIC, as the limited partner, and NHGP, as the general partner, have caused to be formed a Delaware limited partnership named "GLS Partners, L.P.", which shall be treated for federal income tax purposes as a partnership ("NHLP"); and
  ----

     WHEREAS, the parties understand and intend that at the Closing, NEIC will contribute to NHLP directly or indirectly through one or more subsidiaries the assets attributable to HALP's current business, subject to certain liabilities of HALP;

     NOW, THEREFORE, in consideration of and premised upon the various representations, warranties, covenants and other agreements and undertakings of NEIC, HALP and the General Partner contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NEIC, HALP and the General Partner agree as follows:

                                  DEFINITIONS

     For the purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Arbitration" means with respect to a matter of disagreement between the parties hereto relating solely to the Adjusted 1996 Payment as provided for in
Section 1.2(b)(iv) hereof and to the Closing Balance Sheet, the referral of such
- ------------------
matter for final determination to an independent accounting firm that is considered to be one of the "big six" and is not otherwise then providing services to NEIC, HALP or their affiliates, which determination of the matter of disagreement submitted to it, including the allocation among the parties of the costs of such determination, shall be final and binding on the parties hereto.

     "Assets" of any Person means all of such Person's business, assets, security deposits and prepaid items, goodwill and rights of every kind and description, tangible and intangible, wherever located, including, without limitation, all of such Person's right, title and interest in, to and under the following properties and assets:

                   (a) machinery, parts, tools, equipment, supplies, vehicles, furniture, furnishings, fixtures and other tangible properties (including artwork);

                   (b) accounts receivable and notes receivable that are not excluded assets identified on Schedule 0.1A hereto;
                                         -------------

                   (c) leasehold interests and leasehold improvements arising under or relating to all leases, contracts, agreements and commitments, and all claims and rights of the Person arising under or relating to all such leases, contracts, agreements and commitments;

                   (d) trade secrets and processes and proprietary properties;

                   (e) trade names, trademarks, servicemarks, trademark applications and servicemark applications;

                   (f) customer lists, customer records, supplier lists, mailing lists and other customer or marketing information;

                   (g) the Person's rights to the use of its name and any variations thereof;

                   (h) the Person's interest in all other proprietary names, formulations, copyrights and slogans;

                   (i) the originals or, if not available, copies thereof, of contracts, leases, files, records, plans, notebooks, production data, books and other data;

                   (j) computer software, computer hardware and information systems, including copies of all existing documentation and existing source codes with respect to such software;

                   (k) sales and promotional materials, catalogues and advertising literature;

                   (l) license agreements, distribution agreements, sales representative agreements and other agency agreements, service agreements, supplier agreements, franchise agreements and technical service agreements, software support agreements, permits, licenses, registrations and operating rights;

                   (m) in the case of any Person that is an investment adviser, such Person's rights and interests in or under Investment Contracts and other contracts between such Person and its clients and customers;

                   (n) other leases (including any equipment leases or any subleases in which such Person is sublessor), contracts, purchase orders, purchase contracts, agreements and commitments;

                   (o) books and records, and information electronically stored or otherwise recorded;

                   (p) payments made to such Person prior to the Closing Date in respect of obligations to be performed by such Person on or after the Closing Date;

                   (q) prepaid expenses as of the Closing Date;

                   (r) any securities owned by such Person and issued by any other Person; and

                   (s) all employee benefit plan assets reflected in the Financial Statements, to the extent transferred to NHLP;

     provided, however, that, with respect to HALP, the term Assets shall exclude those assets identified on Schedule 0.1A hereto.
                                        -------------

     "Assumed Liabilities" means HALP's obligations and liabilities, including without limitation all contractual obligations arising from Investment Contracts and employment contracts and obligations arising under all employee benefit plans, that are reflected as liabilities in the most recent balance sheet of the Audited Financials (as defined in Section 3.6(a)) or set forth on Schedule 0.1B hereto and any other
           --------------                  -------------
obligations approved in writing by NEIC prior to the Closing but in no event shall include any liabilities described in clauses (i) through (ix) of the definition of "Excluded Liabilities."

     "Closing" has the meaning set forth in Section 2.1 hereof.
                                            -----------
     "Closing Balance Sheet" means the balance sheet of HALP as of the Closing Date reflecting the assets and liabilities to be transferred by HALP to NEIC that are required to be reflected in a balance sheet prepared in accordance with GAAP. The Closing Balance Sheet shall be prepared on a basis substantially consistent with the balance sheet as of April 30, 1995 attached hereto as
Exhibit 0.1 and shall reflect the fact that HALP is entitled to exclude from
- -----------
transfer to NEIC all previously earned income of HALP, which will result in the Closing Balance Sheet reflecting partners' capital of approximately $1,000,000 comprised entirely of regulatory capital in HASLP and leasehold improvements, furniture and equipment. At least five business days prior to the Closing, HALP shall have delivered a preliminary draft satisfactory to NEIC of the Closing Balance Sheet. A final draft Closing Balance Sheet shall be delivered within 10 days following the Closing Date and shall be prepared consistently with the preliminary draft. NEIC and HALP shall resolve any objections with respect to the Closing Balance Sheet within 20 days following delivery of the Closing Balance Sheet. Should NEIC and HALP fail to resolve all objections to the Closing Balance Sheet, then the parties hereto shall submit the disputed matters to Arbitration. The final Closing Balance Sheet after resolution of all disputed matters shall be the Closing Balance Sheet.

     "Closing Date" has the meaning set forth in Section 2.1 hereof.
                                                 -----------
     "Code" means the Internal Revenue Code of 1986, as amended.
     "Commodity Exchange Act" means the Commodity Exchange Act of 1974, as amended.
     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
     "Exchange" means the New York Stock Exchange.
     "Exchange Act" means the Securities Exchange Act of 1934, as amended. "Excluded Liabilities" means all liabilities, contingent or otherwise, of
HALP and the HALP Entities related to (i) loans to HALP or any HALP Entity from Partners, employees, officers or affiliates of HALP or any HALP Entity, other than loans made to satisfy the Minimum Cash/Capital Requirement (as defined in
Section 1.1(b) hereof), (ii) fees, indemnities or other liabilities or
- --------------
obligations in connection with the arrangements described in Section 3.16, (iii)
                                                             ------------
any liabilities for any costs to be borne by HALP pursuant to Section 12.5, (iv)
                                                              ------------
any liabilities of HALP, any HALP Entity or any Partner in respect of Taxes, (v) any liabilities not reflected on the balance sheet of HALP delivered at Closing other than Assumed Liabilities, (vi) any liabilities of or relating to former partners of HALP, including but not limited to liabilities of the type described in (i), (iv) and (v) hereof, (vii) liabilities of HALP relating to its general partnership interest in the Investment Partnerships;
(viii) liabilities of the General Partner relating to its general partnership interests in HALP and HASLP; (ix) liabilities of HALP or its Partners as a result of this Agreement, the Related Agreements or the transactions contemplated hereby and thereby and (x) those further liabilities, contingent or otherwise, of HALP which are not Assumed Liabilities.

     "Form ADV" means the filing on Form ADV required to be made under the Investment Advisers Act with the SEC in connection with the registration of the filing party as an investment adviser under the Investment Advisers Act.

     "GAAP" means United States generally accepted accounting principles applied on a consistent basis.

     "HALP Entities" means the General Partner, HASLP, the Funds and the Investment Partnerships.

     "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended.

     "Investment Contracts" means, with respect to any Person that is an investment adviser, the respective contracts between such Person and the clients of that Person relating to the provision by that Person of investment advisory, asset management, consulting or administrative services.

     "Investment Company Act" means the Investment Company Act of 1940, as amended.

     "Investment Partnerships" means those "multi-manager" investment partnerships listed on Schedule 0.1C in which HALP owns a general partnership
                       -------------
interest and for which HALP is the investment manager.

     "Lien" means any agreement, restriction, pledge, lien, option, security interest, mortgage, claim, charge or other encumbrance of any kind whatsoever.

     "Material Adverse Effect" means a material adverse effect on the business, assets, financial condition, results of operations or prospects (in the case of prospects, not taking into account general economic and securities market conditions or general industry developments) of HALP, any HALP Entity or NHLP.

     "Permitted Transferee" means (i) prior to or on the First Record Date (as defined in Section 1.2(c) hereof), any Person to whom any Partner transfers LP
           --------------
Units for estate and tax planning purposes or by operation of law and who has delivered to NEIC a certificate containing (A) representations by such Person substantially identical to those representations contained in Sections 3.25(a)
                                                              ----------------
and (c) hereof and such other documentation to demonstrate to NEIC's
    ---
satisfaction that the transfer is exempt from registration under the Securities Act and (B) an acknowledgment by such Person that such Person's sole right to a distribution in respect of the First Record Date is to receive on a per LP Unit basis the distributions made in respect of each LP Unit listed on the Exchange multiplied by a fraction the numerator of which is equal to the number of days between the Closing Date and the First Record Date and the denominator of which is equal to the number of days in the calendar quarter in which the Closing Date falls and (ii) following the First Record Date, any Person to whom LP Units issued hereunder are transferred and who either (A) has delivered to NEIC a certificate containing representations by such Person substantially identical to those representations contained in Sections 3.25(a) and (c) and such other documentation to demonstrate to NEIC's
- ----------------      ---
satisfaction that the transfer is exempt from registration under the Securities Act or (B) has purchased such LP Units pursuant to a sale in compliance with Rule 144 under the Securities Act or pursuant to a registered offering.

     "Person" means any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

     "Related Agreements" means any agreement, instrument or certificate executed by NEIC, HALP or any Partner in connection with this Agreement, including: (i) the employment agreements between NHLP and the Class B Unit Limited Partners who are employees of HALP and (ii) the Registration Rights Agreement between NEIC and HALP.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SEC" means the Securities and Exchange Commission.

     "Taxes" means all federal, state, county, local, foreign and other taxes (including, without limitation, income, gross income, profits, premium, estimated, excise, sales, services, use, occupancy, gross receipts, franchise, license, ad valorem, severance, capital levy, production, stamp, transfer, withholding, employment, unemployment, social security, payroll and property taxes, customs duties and other governmental charges and assessments), together with any interest, additions to tax or penalties.

     "Tax Returns" means all returns, amended returns, declarations, reports, estimates, information returns and statements required or permitted to be filed in respect of Taxes.

     "Terminable Contracts" means those contracts of HALP or any HALP Entity (other than Investment Contracts) which, by their terms or under applicable law, would, or would be required to, terminate as a result of the consummation of the transactions contemplated by this Agreement unless the parties' consent to the transfer of such contract is obtained, such Terminable Contracts being listed on
Schedule 0.1D.
- -------------

     "TNE"  means New England Mutual Life Insurance Company.

     "Trading Days" means those days on which the Exchange is open for trading.

                                 ARTICLE I

                            PARTNERSHIP CONTRIBUTION

     1.1  CONTRIBUTION OF ASSETS AND ASSUMPTION OF LIABILITIES.

     At the Closing and upon the terms and conditions set forth herein, the following actions shall occur:

                   (a) HALP shall contribute all of its Assets to NEIC free and clear of any Lien other than those identified in Section 3.11(a), and
                                                            ---------------
           NEIC will assume and become responsible for the Assumed Liabilities, but in no event including the Excluded Liabilities. The General Partner shall withdraw as the general partner of HASLP and be replaced by NHGP. The contribution of the Assets of HALP and the assumption of the Assumed Liabilities contemplated by this Section
                                                                      -------
           1.1(a) are referred to in this Agreement as the "Asset Contribution."
           ------                                           ------------------
           HALP shall continue to be responsible for the Excluded Liabilities.

                   (b) To the extent required to meet the Minimum Cash/Capital Requirement if not satisfied by the Assets of HALP contributed pursuant to Section 1.1(a) above, HALP shall provide NEIC for the
                       --------------
           benefit of NHLP at Closing with cash, cash equivalents and accounts receivable equal to such additional required amount, if any. "Minimum
                                                                         -------
           Cash/Capital Requirement" means sufficient working capital, in the
           ------------------------
           form of cash, cash equivalents and accounts receivable (excluding working capital received as prepayment for obligations to be performed by NHLP as successor to HALP on or after the Closing Date) for the near term operations of NHLP and the payment of required distributions to the partners of NHLP, as described in the attached
           Schedule 1.1(b). HALP shall also ensure that its Assets contributed
           ---------------
           at the Closing include sufficient cash, cash equivalents or other eligible capital to meet all investment advisor and broker-dealer net capital and any other regulatory capital requirements applicable to NHLP and/or HASLP, as the case may be, and to produce positive consolidated net worth at NHLP exclusive of amounts contributed to satisfy the Minimum Cash/Capital Requirement, also as described in
           Schedule 1.1(b). If necessary, HALP may loan or arrange for a loan to
           ---------------
           NHLP of funds in a sufficient amount to satisfy the Minimum Cash/Capital Requirement at the Closing.

                   (c) Immediately upon completion of the events described in Sections 1.1(a) and (b), NEIC shall contribute to NHLP (i) the Assets
           ---------------     ---
           of HALP subject to the Assumed Liabilities but not the Excluded Liabilities and (ii) any amount necessary to meet the Minimum Cash/Capital Requirement that is not loaned directly to NHLP by HALP at Closing. NEIC's contribution to NHLP described in the preceding sentence shall occur in such a way that an appropriate percentage of both the Assets and the additional amount contributed to NEIC by HALP to meet the Minimum Cash/Capital Requirement (such percentage to be determined in the sole discretion of NEIC and its affiliates) is first contributed directly or indirectly through one or more subsidiaries to NHGP and is then contributed by NHGP to NHLP in exchange for a general partnership interest in NHLP. The remainder of both the Assets of HALP and the additional amount contributed by HALP to NEIC to meet the Minimum Cash/Capital Requirement shall be contributed directly by NEIC to NHLP in exchange for a limited partnership interest in NHLP. NHLP may contribute directly or indirectly through one or more subsidiaries the general partnership interests in the Investment Partnerships to one or more wholly owned (directly or indirectly) subsidiaries of NHLP.

     1.2   CONSIDERATION FOR PARTNERSHIP CONTRIBUTIONS.

                   (a) PURCHASE PRICE AT CLOSING.

                        (i) In consideration for the Asset Contribution, the
                   aggregate purchase price (the "Purchase Price") shall be $175
                                                  --------------
                   million payable in LP Units at the Exchange Price. The "Exchange Price" means the average of (i) $16.00 and (ii) the
                    --------------
                   average of the closing prices of the LP Units on the Exchange during the first 20 Trading Days following 30 days from the date hereof, provided, however, that the Exchange Price shall
                                --------  -------
                   be no more than $19.00 and no less than $16.00. The number of LP Units to be received by HALP in accordance with this
                   Section 1.2(a)(i) shall be referred to herein as the
                   -----------------
                   "Required Number of LP Units."
                    ---------------------------

                        (ii) Upon or after the Closing, HALP may distribute all
                   or a portion of the LP Units its receives from NEIC to the Partners. At any time on the Closing Date or during the 15 days immediately following the Closing Date, each of HALP and any Partner may, by notice to NEIC (the "Repurchase Notice"),
                                                            -----------------
                   elect to sell to NEIC (and NEIC agrees to purchase from HALP or such Partner) at the Repurchase Price, such number of LP Units received by HALP from NEIC or by such Partner from HALP, as are specified in the Repurchase Notice. Immediately upon HALP's or a Partner's delivery of a Repurchase Notice, HALP or such Partner will have as of the date of the Repurchase Notice irrevocably surrendered the LP Units specified in the Repurchase Notice and forfeited all rights as a holder of such LP Units, including the right to receive any distributions on such LP Units the record date for which fell on the Closing Date or within 17 days immediately following the Closing Date. HALP and each such Partner shall promptly deliver to NEIC the certificates for the LP Units specified in HALP's or such Partner's Repurchase Notice. The "Repurchase Price" for each LP Unit repurchased by NEIC
                    ----------------
                   pursuant to this Section 1.2(a)(ii) means (A) on the Closing
                                    ------------------
                   Date or on the two days immediately following the Closing Date, the Exchange Price and (B) starting on the third day following the Closing Date, the lower of (x) the Exchange Price and (y) the closing price of LP Units on the Exchange on the last Trading Day immediately preceding the date of repurchase.
                         Within 10 days following the date on which the Exchange
                   Price is first determinable, HALP and each of the Partners shall indicate to NEIC in writing the number of LP Units, if any, that HALP or such Partner would have an interest in selling to NEIC pursuant to this Section 1.2(a)(ii) (the
                                                    ------------------
                   "Interest List"). To the extent that the number of LP Units
                    -------------
                   set forth in HALP's or a Partner's Repurchase Notice is less than or equal to the number of LP Units listed for HALP or such Partner on the Interest List, then the repurchase and payment by NEIC of the Repurchase Price for all such LP Units will take place on the second business day following NEIC's receipt of the Repurchase Notice. With respect to that number of LP Units set forth in HALP's or a Partner's Repurchase Notice that exceeds the number of LP Units listed for HALP or such Partner on the Interest List, the repurchase and payment by NEIC of the Repurchase Price for all such LP Units shall occur on such date within 45 days following the Closing Date as NEIC shall specify.
                        (iii) In the event that the Exchange Price is less than
                   $17.00, then on the date 16 days immediately following the Closing Date, NEIC shall have the right to repurchase at the Exchange Price from HALP and the Partners the Redeemable Number of LP Units. The "Redeemable Number of LP Units" means
                                            -----------------------------
                   that number of LP Units, if any, that is designated by NEIC for repurchase in accordance with this Section 1.2(a)(iii),
                                                          -------------------
                   such number being no greater than (A) (x) $35 million divided
                                                                         -------
                   by (y) the Exchange Price minus (B) the total number of LP
                   --                        -----
                   Units subject to a Repurchase Notice pursuant to Section
                                                                    -------
                   1.2(a)(ii). Immediately upon designation by NEIC of the
                   ----------
                   Redeemable Number of LP Units for repurchase from HALP and the Partners pursuant to this Section 1.2(a)(iii), HALP and
                                                 -------------------
                   each Partner will have irrevocably surrendered its respective portion, if any, of the Redeemable Number of LP Units and forfeited all rights as a holder of such LP Units, including any rights to distributions on such LP Units the record date for which fell on the Closing Date or within 15 days immediately following the Closing Date. HALP and each Partner shall promptly deliver to NEIC the certificates for HALP's or such Partner's portion of the Redeemable Number of LP Units. The Redeemable Number of LP Units, and the Exchange Price paid for such LP Units, shall be apportioned among each of HALP and the Partners in proportion to HALP's and such Partners' share of the Required Number of LP Units following NEIC's repurchase of all LP Units subject to a Repurchase Notice under
                   Section 1.2(a)(ii).
                   ------------------

                   (b) 1996 PAYMENT.

                       (i) In addition to the Purchase Price paid at the
                   Closing, on April 2, 1997, NEIC will pay to HALP the following amount (the "1996 Payment"): the product of (A) (x)
                                          ------------
                   NHLP's Qualifying Revenue for the fiscal year ended
                   December 31, 1996 multiplied by 41% minus (y) $20 million all
                                     -------------     -----                 ---
                   multiplied by (B) 8.90. The 1996 Payment shall not be less
                   -------------
                   than the amount by which (A)(x) NHLP's Pro Forma Qualifying Revenue for 1995 multiplied by (y) 41% multiplied by (z) 8.5,
                                    -------------         -------------
                   exceeds (B) $175 million. The 1996 Payment shall be paid to
                   -------
                   HALP in LP Units valued at the 1996 Exchange Price, with any fractional amount paid in cash. The "1996 Exchange Price"
                                                        -------------------
                   means the average of the closing prices of the LP Units on the Exchange during the first 20 Trading Days of 1997. NEIC may set off against the 1996 Payment claims made by any NEIC
                   Indemnified Party under Article IX. Prior to or at the time
                                           ----------
                   of such set-off, NEIC shall give HALP written notice of any such claim stating the nature and basis of such claim.

                       As used in this Section 1.2(b) and elsewhere in this
                                       --------------
                   Agreement, the following terms have the following meanings:

                        "NHLP's Qualifying Revenue" means for a fiscal year (A)
                         -------------------------
                   all recurring consulting and regular advisory fees, (B) incentive advisory fees up to a maximum of $2.8 million, (C) net brokerage commissions up to a maximum of 6.6% of regular advisory fees and (D) all recurring revenue received from third-party sponsors of money market funds in connection with such funds, all based on the audited financial statements for NHLP for such fiscal year; provided, however, that NEIC
                                              --------  -------
                   Qualifying Revenue for such fiscal year shall be excluded from NHLP's Qualifying Revenue if and to the extent agreed to by NEIC and the Inside Directors (as defined in Section
                                                                   -------

                   6.14(c)) of NHGP prior to the execution of contracts giving
                   --------
                   rise to such revenue and provided further that no payments
                                            -------- -------
                   received from Wanger Asset Management L.P. will be included in NHLP's Qualifying Revenue.

                        "NEIC Qualifying Revenue" means for a fiscal year any
                         -----------------------
                  revenue of NHLP received from contracts or arrangements with NEIC or any majority-owned affiliates of NEIC or any fund sponsored by NEIC or any of its affiliates for such fiscal year.

                        "NHLP's Pro Forma Qualifying Revenue for 1995" means
                         --------------------------------------------
                   with respect to NHLP, the lesser of (x) for the fiscal year ended December 31, 1995, the sum of (A) all recurring consulting and regular advisory fees, (B) incentive advisory fees up to a maximum of $500,000, (C) net brokerage commissions up to a maximum of 6.6% of regular advisory fees and (D) all recurring revenue received from third-party sponsors of money market funds in connection with such funds, all based on the audited financial statements of NHLP (computed, in the case of items (A), (B) and (C) on a pro forma basis with respect to such revenues of HALP prior to Closing) or (y) NHLP's Run Rate Revenue as of December 31, 1995; provided, however, that any NEIC Qualifying Revenue for
                         --------  -------
                   the relevant period shall be excluded from NHLP's Pro Forma Qualifying Revenue for 1995 if and to the extent agreed to by NEIC and the Inside Directors of NHGP prior to the execution of contracts giving rise to such revenue and provided further
                                                                -------- -------
                   that no payments received from Wanger Asset Management L.P. will be included in NHLP's Pro Forma Qualifying Revenue for 1995. For purposes of determining the 1996 Payment, NHLP's Pro Forma Qualifying Revenue for 1995 shall be determined no later than July 15, 1996.

                        "NHLP's Run Rate Revenue" as of a particular date means
                         -----------------------
                   the sum of (A) annualized gross revenue from all of NHLP's recurring consulting and regular advisory fees as of such date, (B) actual incentive advisory fees for NHLP or HALP as its predecessor, as applicable, for the 12 months ended on such date up to a maximum of $500,000, (C) the lesser of (x) NHLP's actual brokerage commissions for the three months ended on such date multiplied by four and (y) 6.6% of
                                      -------------
                   annualized gross revenue from all of NHLP's regular advisory fees as of such date, and (D) NHLP's annualized gross revenue from third-party sponsors of money market funds in connection with such funds as of such date, all based on the audited financials of NHLP.

                        (ii) Upon or after the 1996 Payment Date, HALP may
                   distribute all or a portion of the LP Units it receives from

                   NEIC to the Partners. At any time on the 1996 Payment Date or during the 15 days immediately following the date on which NEIC pays to HALP the 1996 Payment (the "1996 Payment Date"),
                                                            -----------------
                   each of HALP and any Partner may, by notice to NEIC (the "1996 Repurchase Notice"), elect to sell to NEIC (and NEIC
                    ----------------------
                   agrees to purchase from HALP or such Partner) at the
                   1996 Repurchase Price, such number of LP Units received by HALP from NEIC or by such Partner from HALP as a result of the 1996 Payment as are specified in the 1996 Repurchase Notice. Immediately upon HALP's or a Partner's delivery of a 1996 Repurchase Notice, HALP or such Partner will as of the date of the 1996 Repurchase Notice have irrevocably surrendered the LP Units, if any, specified in the 1996 Repurchase Notice and forfeited all rights as a holder of such LP Units. HALP and each Partner shall promptly deliver to NEIC the certificates for the number of LP Units specified in HALP's or such Partner's 1996 Repurchase Notice. The "1996
                                                                            ----
                   Repurchase Price" for each LP Unit repurchased by NEIC
                   ----------------
                   pursuant to this Section 1.2(b)(ii) means (A) on the 1996
                                    ------------------
                   Payment Date or on the two days immediately following the 1996 Payment Date, the 1996 Exchange Price and (B) starting on the third day following the 1996 Payment Date, the lower of (x) the 1996 Exchange Price and (y) the closing price of LP Units on the Exchange on the last Trading Day immediately preceding the date of repurchase.

                        On or before February 7, 1997, NEIC shall provide a
                   schedule to HALP (and HALP shall immediately provide to the Partners copies of such schedule) setting forth the 1996 Exchange Price and the amount of the 1996 Payment, which shall be based on revenue information then available. On or before February 14, 1997, HALP and each of the Partners shall indicate to NEIC in writing the number of LP Units, if any, HALP or such Partner would have an interest in selling to NEIC pursuant to this Section 1.2(b)(ii) (the "1996 Interest
                                         ------------------       -------------
                   List"). To the extent that the number of LP Units set forth
                   ----
                   in HALP's or a Partner's 1996 Repurchase Notice is less than or equal to the number of LP Units listed for HALP or such Partner on the 1996 Interest List, then the repurchase and payment by NEIC of the Repurchase Price for all such LP Units will take place on the second business day following NEIC's receipt of the 1996 Repurchase Notice (the "1996 First
                                                               ----------
                   Repurchase Date"). With respect to that number of LP Units
                   ---------------
                   set forth in HALP's or a Partner's 1996 Repurchase Notice that exceeds the number of LP Units listed for HALP or such Partner on the 1996 Interest List, the repurchase and payment by NEIC of the 1996 Repurchase Price for all such LP Units shall occur on such date within 45 days following the 1996

                   Payment Date as NEIC shall specify (the "1996 Second
                                                            -----------
                   Repurchase Date").
                   ---------------

                        (iii) NEIC hereby agrees that in the event that HALP or
                   one or more Partners delivers a 1996 Repurchase Notice to NEIC during the 15 days immediately following the 1996 Payment Date and NEIC fails to pay to HALP or each Partner who delivers such a notice (each of HALP and such Partners, a "1996 Redeeming Person"), all amounts due thereunder pursuant
                    ---------------------
                   to Section 1.2(b)(ii) hereof on or before the 1996
                      ------------------
                   First Repurchase Date or the 1996 Second Repurchase Date, as the case may be, then NEIC, as the limited partner of NHLP,
                                    ----
                   for the benefit of each of the Partners who are 1996 Redeeming Persons, hereby irrevocably directs NHGP, as the general partner of NHLP, to cause all distributions of Net Distributable Revenues and all distributions of the Net Proceeds of a Capital Transaction (as such terms are defined in the GLS Partners, L.P. Agreement of Limited Partnership (the "NHLP Partnership Agreement")) that would otherwise be
                         --------------------------
                   made to NEIC pursuant to Section 3.1 of the NHLP Partnership
                                            -----------
                   Agreement from and after the first date on which NEIC is required, but fails, to make a payment pursuant to Section
                                                                      -------
                   1.2(b)(ii) hereof (the "Assigned Distributions") to be made
                   ----------              ----------------------
                   instead to the 1996 Redeeming Persons until such time as each such 1996 Redeeming Person's 1996 Cash Shortfall has been eliminated. All related income shall continue to be allocated to NEIC. Each Assigned Distribution shall be paid by NHLP to the 1996 Redeeming Persons in proportion to the 1996 Cash Shortfall of each such 1996 Redeeming Person as of the date such Assigned Distribution is paid. For each 1996 Redeeming Person, the "1996 Cash Shortfall" as of the date an Assigned
                                -------------------
                   Distribution is paid shall be equal to the difference, if any, between (a) the aggregate payments required to be made to such 1996 Redeeming Person prior to such date pursuant to
                   Section 1.2(b)(ii) plus interest accruing on amounts required
                   ------------------
                   to be so paid that have not yet been so paid calculated on such difference as it from time to time exists, starting from the date such payment should have been made, at a rate equal to two percent (2%) above the prime rate as in effect during the period when a 1996 Cash Shortfall remains outstanding, as is announced from time to time by the Morgan Guaranty Trust Company of New York, and (b) the sum of the payments previously made to such 1996 Redeeming Person pursuant to
                   Section 1.2(b)(ii) and this Section 1.2(b)(iii).
                   -----------------           ------------------

                        (iv) On or before the fifth business day following
                   receipt of audited financial statements for NHLP for fiscal year 1996, certified without qualification, NEIC shall recalculate the 1996 Payment based on such audited financial statements and deliver to HALP a schedule setting forth the amount of such recalculated 1996 Payment (the "Adjusted 1996
                                                                  -------------
                   Payment"). As soon as practicable following delivery of such
                   -------
                   schedule and in any event prior to seven days following such delivery, HALP shall either inform NEIC that such schedule is acceptable or object to such schedule by delivering to NEIC a written statement setting forth a specific description of HALP's objections to such schedule. NEIC and HALP shall attempt to resolve any such objections on or before the twentieth day following receipt of audited financial statements, certified without qualification, for NHLP for fiscal year 1996 (the "Adjustment Date"). Should NEIC and
                                          ---------------
                   HALP fail to resolve all objections to the amount of the Adjusted 1996 Payment, then the parties hereto shall submit the matter to Arbitration.

                        (v) On the Adjustment Date (or on the earliest date
                   practicable following any Arbitration under Section 1.2(iv)),
                                                               ---------------
                   an adjustment, if necessary, shall be made for the difference between the Adjusted 1996 Payment and the 1996 Payment. If the Adjusted 1996 Payment exceeds the 1996 Payment, then NEIC shall pay to HALP the difference between such amounts in a combination of cash and LP Units such that upon distribution by HALP of such difference to the Partners, each Partner will receive a combination of cash and LP Units on a pro rata basis based upon the amount of cash and LP Units received in connection with the 1996 Payment (taking into account the repurchase by NEIC of LP Units under Section 1.2(b)(ii)).
                                                        ------------------
                   NEIC may set off against the difference claims made by any NEIC Indemnified Party under Article IX. Prior to or at the
                                                ----------
                   time of such set-off, NEIC shall give HALP written notice of any such claim stating the nature and basis of such claim. If the 1996 Payment exceeds the Adjusted 1996 Payment, then HALP shall pay to NEIC the difference between such amounts by paying over to NEIC a combination of cash and LP Units on a pro rata basis based upon the amount of cash and LP Units paid by NEIC in connection with the 1996 Payment (taking into account repurchases by NEIC from HALP or the Partners under
                   Section 1.2(b)(ii)). The Partners shall deliver to NEIC
                   ------------------
                   certificates for LP Units to be paid pursuant to this
                   Section 1.2(b)(v). For purposes of this Section 1.2(b)(v), LP
                   ----------------
                   Units shall be valued at the 1996 Exchange Price. In the event the Adjusted 1996 Payment is submitted to Arbitration, any payment required as a result of such Arbitration shall bear interest starting from the Adjustment Date at a rate equal to NEIC's then current short-term borrowing rate.

                   (c) LP UNITS. The LP Units issued hereunder except as otherwise described in this Section 1.2(c) are intended to be
                                       --------------
           substantially similar to LP units listed on the Exchange except as to restrictions on transferability set forth in Section 3.25(c). In
                                                        ---------------
           addition, except for transfers by HALP to the Partners or by any Partner to a Permitted Transferee and as provided in
           Section 1.2(a)(ii), the LP Units shall not be transferable until the
           ------------------
           day immediately following the first record date (the "First Record Date") for NEIC's quarterly distributions following the Closing Date. Distributions on the LP Units issued hereunder shall be the same as distributions on LP Units listed on the Exchange except that distributions made to holders of any of the Required Number of LP Units that are holders of record on the First Record Date shall equal on a per LP Unit basis the distributions made in respect of each LP Unit listed on the Exchange multiplied by a fraction the numerator of which is equal to the number of days between the Closing Date and the First Record Date and the denominator of which is equal to the number of days in the calendar quarter in which the
           Closing Date falls. Each of HALP and the General Partner waives any right to receive any quarterly distribution in respect of LP Units for which the record date is the First Record Date except as set forth in this Section 1.2(c). Following the payment of distributions
                         --------------
           for which the record date is the First Record Date, NEIC will treat the LP Units issued hereunder as possessing the same book capital accounts (on a per LP Unit basis) and as entitled to the same distributions (including distributions in complete liquidation of NEIC) as LP Units traded on the Exchange and will, to the extent permitted by applicable law, treat each LP Unit issued hereunder as fungible with LP Units listed on the Exchange following the sale of such LP Unit in a public market, and NEIC may adopt such conventions as are necessary or desirable to obtain the foregoing results.

                   (d) CALCULATION OF LP UNITS. In calculating the number of LP Units to be issued to HALP or any Partner, any remaining amount not issuable in a whole number of LP Units, shall be paid in cash.

     1.3   CERTAIN LIMITATIONS.  Schedule 1.3A hereto sets forth HALP's
                                     -------------
Annualized Revenue as of February 28, 1995. Prior to the Closing, HALP shall have delivered to NEIC for its review Schedule 1.3B hereto setting forth HALP's
                                      -------------
Annualized Revenue as of the end of the month immediately preceding the Closing Date. Each of Schedule 1.3A and Schedule 1.3B shall be prepared in accordance
               -------------     -------------
with GAAP applied on a basis consistent with the Financial Statements (as defined in Section 3.6). As promptly as possible following the delivery of each
           -----------
such schedule and prior to the date hereof or Closing, as the case may be, NEIC shall either inform HALP that such schedule is acceptable or object to such schedule by delivering to HALP a written statement setting forth a specific description of NEIC's objections to such schedule. HALP shall attempt to resolve any such objections by the Closing Date. In the event the percentage (rounded to the nearest whole percent) obtained by dividing HALP's Annualized
                                                   --------
Revenue as set forth on Schedule 1.3B by HALP's Annualized Revenue as set forth
                        ------------- --
on Schedule 1.3A is less than 85%, NEIC may elect not to proceed under this
   -------------
Agreement.  "HALP's Annualized Revenue" as of the end of any month means the
             -------------------------
revenues accrued by HALP for the period beginning January 1, 1995 and ending on such date, divided by the number of months in 1995 elapsed through such date,
           ----------
and multiplied by twelve.
    -------------


                                  ARTICLE II

                                    CLOSING

     2.1 The closing of the initial transactions contemplated by this Agreement (the "Closing") will take place at ___ .m. on _____, 1995 at the
      -------
offices of Ropes & Gray, One International Place, Boston, Massachusetts, or at such other time and place as the parties hereto may mutually agree upon (the "Closing Date"). At the Closing, the following shall occur (and shall be deemed
- -------------
to occur in immediate succession):

                   (a) HALP and the Partners shall deliver to NEIC any contribution, assignment and other instruments relating to the Asset Contribution as NEIC and its counsel reasonably request to effect the contribution and transfer of such Assets and the withdrawal of the General Partner as the general partner of HASLP and its replacement by NHGP as contemplated by this Agreement;

                   (b) HALP shall deliver to NEIC the amount, if any, required to satisfy the Minimum Cash/Capital Requirement, which amount may take the form of a loan from or arranged by HALP to NHLP and shall be transferred in such manner as NEIC may request;

                   (c) NEIC shall deliver to HALP or HALP's designees, as HALP shall direct, certificates representing the Required Number of LP Units and HALP shall be duly admitted to NEIC as a limited partner holding the Required Number of LP Units;

                   (d) NEIC shall deliver any contribution, assignment and other instruments as HALP and its counsel reasonably request to evidence
           (i) the contribution of the Assets from NEIC to NHLP and (ii) the contribution by NEIC to NHLP of any amount contributed to NEIC by HALP to satisfy the Minimum Cash/Capital Requirement, all as described in Section 1.1(d) of this Agreement; and
                        --------------

                   (e) HALP shall deliver to NEIC, and NEIC shall deliver to HALP, the various certificates, instruments and documents referred to in Article VII.
              -----------

                                  ARTICLE III

        REPRESENTATIONS AND WARRANTIES OF HALP AND THE GENERAL PARTNER

     HALP and the General Partner hereby represent and warrant, jointly and severally, to NEIC as follows:

     3.1 ORGANIZATION AND GENERAL PARTNER AND LIMITED PARTNERSHIP AUTHORITY. HALP is a limited partnership duly formed, validly existing and in good standing and the General Partner is a Delaware corporation, duly organized, validly existing and in good standing, each under the laws of the State of Delaware, with full power and authority to own or lease and use its properties and assets, to carry on its business as such business is now conducted, to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Each of HALP and the General Partner possesses all material licenses, franchises, permits and other rights necessary to conduct its business as such business is now or proposed to be conducted. HALP is duly qualified to do business as a foreign limited partnership and the General Partner is duly qualified to do business as a foreign corporation, each under the laws of the State of Illinois and is not by reason of the nature of its business or the ownership or leasing of its properties required to be qualified to do business in any other jurisdiction.

     3.2 CHARTER, BY-LAWS, AGREEMENTS OF LIMITED PARTNERSHIP AND MINUTES. The copies of the certificate of limited partnership of each of HALP, HASLP and each of the Investment Partnerships as certified by the Secretary of States of Delaware and Illinois, as the case may be; the Agreement of Limited Partnership of each of HALP, HASLP and each of the Investment Partnerships as certified by its respective general partner; the certificate of incorporation of the General Partner as certified by the Secretary of State of Delaware; the by-laws of the General Partner as certified by the Secretary of the General Partner; and the minutes of meetings of the partners (or consents in lieu thereof) of each of HALP, HASLP and each of the Investment Partnerships and the minutes of meetings of the board of directors or stockholders of the General Partner (or consents in lieu thereof) furnished or made available to NEIC by HALP or the General Partner, are true, correct and complete and conform to the originals thereof, and there will have been no subsequent amendments or other modifications (other than amendments and modifications to which NEIC has consented) of such documents before the Closing Date, except for minutes of meetings of the partners of each of HALP, HASLP and the Investment Partnerships or of the board of directors or stockholders of the General Partner (or consents in lieu thereof) held after the date hereof and on or before the Closing Date, true, correct and complete copies of which shall have been furnished to NEIC before the Closing Date.

     3.3   AUTHORITY.

                   (a) Each of HALP and the General Partner has full right, power and authority to execute, deliver and perform this Agreement and the Related Agreements to which it is a party, all proper actions of the Partners and the board of directors and the shareholders of the General Partner authorizing the execution, delivery and performance hereof and thereof having been taken. This Agreement has been duly executed and delivered by HALP and the General Partner and constitutes, and the other Related Agreements to which they will be a party when executed and delivered, will be duly executed and delivered and will constitute, valid and legally binding obligations of HALP and the General Partner enforceable in accordance with their respective terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and judicial limitations upon the specific performance of certain types of obligations. There are no proceedings or actions pending or, other than as set forth in HALP's amended partnership agreement, a true and correct copy of which has been delivered to NEIC, or as contemplated in this agreement or the Related Agreements, contemplated to dissolve HALP or the General Partner.

                   (b) Each of the Employment Agreements has been executed and delivered by each employee to be party thereto pursuant to
           Section 7.2(d) as of
           --------------
           the date hereof, has been duly and validly approved by all necessary action of each such employee to become effective, will be in full force and effect as of the Closing, and will constitute valid and legally binding obligations of each such employee, enforceable in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and judicial limitations upon the specific performance of certain types of obligations.

     3.4 NO VIOLATION. Neither the execution and delivery by the General Partner and HALP of this Agreement or of any Related Agreement to which the General Partner or HALP may be a party, nor consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof will conflict with or violate any provision of law or the certificate of limited partnership of HALP, HASLP or any of the Investment Partnerships or the Agreement of Limited Partnership of HALP, HASLP or any of the Investment Partnerships or the certificate of incorporation or by-laws of the General Partner or result in a violation or default in any provision of any regulation, order, writ, injunction or decree of any court or governmental agency or authority or of any agreement or instrument to which the General Partner or HALP is a party or by which the General Partner or HALP is bound or to which the General Partner or HALP is subject, or constitute a default thereunder or result in the creation or imposition of any Lien upon the Assets of HALP or the General Partner's general partnership interest in HASLP pursuant to the terms of any such agreement or instrument (except as contemplated by this Agreement or where such violation or default would not have a Material Adverse Effect), assuming that all of the consents contemplated by Sections 7.1 and 7.2 have been received and provided that the actions
- ------------     ---
contemplated by Article VII are taken and the provisions of 15 U.S.C. Section
                -----------
18(a) and (b) (the "HSR Act") shall have been complied with pursuant to Section
                    -------                                             -------
7.1(b).  The parties recognize that consummation of the transaction contemplated
- ------
herein will result in the automatic termination of HALP's investment advisory agreements relating to its individual accounts and to the Funds (as defined in
Section 3.19(a)) and that new agreements may only be entered into by NHLP in
- ---------------
accordance with the procedures established by the Investment Company Act and the regulations promulgated thereunder.

     3.5  APPROVALS.  No approval, authorization, order, license or consent of or registration, qualification or filing with any governmental authority and no approval or consent by any other person or entity is required in connection with the execution, delivery or performance by HALP or the General Partner, as the case may be, of this Agreement and the Related Agreements, other than as contemplated by Article VII.
                -----------
      3.6  FINANCIAL STATEMENTS.
                   (a) HALP has delivered to NEIC audited balance sheets of HALP as at the close of its fiscal years ended December 31, 1992 through December 31, 1994, together with the related financial statements for the fiscal years ended December 31, 1992 through December 31, 1994, certified by Arthur Andersen

           & Co., all of which balance sheets and financial statements (including the notes thereto) for such periods are collectively called the "Audited Financials" and are attached hereto as
                       ------------------
           Schedule 3.6(a).
           ---------------
                   (b) HALP will deliver to NEIC prior to the Closing an unaudited balance sheet as of the last day (the "Balance Sheet Date")
                                                            ------------------
           of the month immediately preceding the month in which the Closing Date occurs, together with unaudited statements of income, Partners' capital and cash flows of HALP for the post-December 31, 1994 period ending on the Balance Sheet Date, certified by the principal financial and accounting officer of HALP, all of which balance sheets and financial statements (including the notes thereto) are referred to collectively as the "Unaudited Financials" and are or prior to the
                                   --------------------
           Closing will be attached hereto as Schedule 3.6(b). The Audited
                                              ---------------
           Financials, the Unaudited Financials and Schedules 1.3A and 1.3B are
                                                    --------------     ----
           hereinafter sometimes collectively referred to as the "Financial
                                                                  ---------
           Statements".
           ----------
                   (c) The Financial Statements, when delivered in accordance with this Agreement, will fairly present the financial position and results of operations of HALP on the dates thereof and for the fiscal periods then ended, in accordance with GAAP which, except as may otherwise be noted in the footnotes thereto, shall have been applied on a basis consistent with prior periods. The Financial Statements reflect or provide for claims against and debts and liabilities of HALP, absolute, accrued, contingent or otherwise, as at the dates thereof in accordance with GAAP, except for normal recurring year-end accruals reflected on or omitted from the Unaudited Financials which are not individually or in the aggregate material.

     3.7 NO ADVERSE CHANGE. Since December 31, 1994, (a) there has been no Material Adverse Effect; (b) there have been no distributions paid or declared to the Partners except as reflected in the Financial Statements or disclosed to NEIC in Schedule 3.7; (c) HALP has not issued or sold any interest, option, note
        ------------
or other security of HALP; and (d) the physical properties owned or leased by HALP or HASLP have not suffered any destruction or damage, regardless of whether or not the loss suffered was insured, that could, individually or in the aggregate, have a Material Adverse Effect.
     3.8   SUBSIDIARIES.
                   (a) Except for HASLP, HALP has no subsidiaries. Neither HALP, HASLP nor the General Partner owns, directly or indirectly, except solely for investment purposes, any of the capital stock of or any other equity interest in any corporation, association, trust or similar entity, any interest in the equity of any partnership (other than HASLP and the general partnership interests in the Investment Partnerships), or similar entity, any share in any joint venture, or any other equity or proprietary interest in any entity or enterprise, however organized and however such interest may be denominated or evidenced.

           Neither HASLP nor HALP has any rights, options, subscriptions, warrants or other agreements of any kind to purchase or otherwise to receive or be issued any shares of such capital stock, or securities or obligations of any kind convertible into shares of such capital stock, existing in favor of any Person.

                   (b) Either HALP or the General Partner is the sole record and beneficial owner of all outstanding interests in HASLP. HALP is the sole record and beneficial owner of all outstanding general partnership interests in each Investment Partnership. Each of HASLP and the Investment Partnerships is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware or other state of organization, with full power and authority to own or lease and use its properties and assets and to carry on its business as such business is now conducted. Each of HASLP and the Investment Partnerships possesses all material licenses, franchises, permits and other rights necessary to conduct its business as such business is now or proposed to be conducted. Neither HASLP nor any Investment Partnership is by reason of the nature of its business or its ownership of properties or otherwise required to be qualified to do business as a foreign limited partnership in any jurisdiction other than the State of Illinois, except where such failures to be so qualified could not, individually or in the aggregate, have a Material Adverse Effect.

     3.9   TAXES.

                   (a) All Tax Returns required by applicable law to be filed by HALP, HASLP and the Investment Partnerships through the date hereof have been timely filed, or requests for extensions have been timely filed, granted, and have not yet expired. Each of the Tax Returns filed by either HALP, HASLP or any Investment Partnership in cases where any such person is required to pay a Tax liability directly, correctly and accurately reflects the amount of its Tax liability and any other material information required to be set forth on such Tax Return, and, in all other cases, correctly and accurately reflects such person's income, gains, losses, deductions and credits for the relevant fiscal year (or other period) and any other material information required to be set forth on such Tax Return. All Taxes shown on filed Tax Returns, or to be shown on Tax Returns that have been extended but not yet filed, have been paid. In the case of Taxes required to be paid directly by HALP, HASLP or any Investment Partnership for any period ending on or prior to the date hereof for which no Tax Return is yet due, all such Taxes have been adequately reserved for on the books of HALP, HASLP or the respective Investment Partnership. Except with respect to those matters set forth on
           Schedule 3.9 attached hereto, no audit examination of any Tax Return
           ------------
           of HALP, HASLP or any Investment Partnership is in progress and neither HALP nor HASLP nor any Investment Partnership nor any partner of any of them has been notified by any Tax authority that any such audit examination is contemplated. Except with respect to those matters set forth on Schedule 3.9 attached hereto, there is
                                         ------------
           no Tax deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith asserted, or which may be asserted, against HALP, HASLP or any Investment Partnership with respect to periods prior to the date hereof. The Tax Returns filed by HALP, HASLP and each Investment Partnership to date have not been audited. No claim has ever been made by an authority in a jurisdiction where any of HALP, HASLP or any Investment Partnership does not file reports or returns that any such person not filing reports or returns in that jurisdiction is or may be, or its partners are or may be, subject to taxation by that jurisdiction which has not yet been resolved, or if resolved and any amount was determined to be payable, in respect of which such amount has not yet been paid. There are no liens on any of the assets of HALP, HASLP or any Investment Partnership that arose in connection with any failure to pay Taxes. Neither HALP, HASLP nor any Investment Partnership nor any partner of any of them has ever, in the case of HALP, HASLP or any Investment Partnership, entered into a closing agreement, or, in the case of a partner of any such partnership, entered into a closing agreement in respect of a deficiency or other matter arising in connection with ownership of a partnership interest in any such entity pursuant to
           Section 7121 of the Code or any similar provision of state law. Neither HALP, HASLP nor any Investment Partnership has agreed to, or is required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

                   (b) Neither HALP, HASLP, any Investment Partnership nor any partner of any such partnership (on behalf of such partnership) has executed an extension or waiver, that is currently in effect, of any statute of limitations in respect of the assessment or collection of any Tax due or in respect of any adjustment to any Tax Return.

                   (c) Adequate provision for any Taxes of HALP, HASLP and each Investment Partnership due or to become due, in respect of its assets, properties, businesses and operations (i) for any period or periods through and including December 31, 1994, has been made and is reflected in the December 31, 1994 financial statements, and (ii) for any subsequent periods ending on or prior to the date hereof, has been made and is reflected on the books of the relevant entity.

                   (d) Deferred Taxes of HALP, HASLP and each Investment Partnership have been provided for in accordance with GAAP, except for such failures to so provide that would not be material.

                   (e) Each of HALP, HASLP and the Investment Partnerships is, and at all times since its formation has been, properly classified for federal and state income tax purposes as a partnership that is not publicly traded (within the meaning of Section 7704 of the Code) (and not as a publicly traded partnership, association or corporation).

                   (f) The sole Industry SIC Codes for HALP's and HASLP's businesses are 6282 (Investment Advice) and 6211 (Security Brokers, Dealers, and Flotation Companies), and these are the proper SIC Codes for all current and past activities of HALP and HASLP. The sole Internal Revenue Service Principal Business Activity Code for each of the Investment Partnerships is 6748 (Other Holding and Investment Companies), and this is the proper Internal Revenue Service Principal Business Activity Code for all current and past activities of each Investment Partnership.

     3.10  INTERESTS OF PARTNERS. Except as set forth on Schedule 3.10 and
                                                         -------------
except for Partners' draws and normal advances for business expenses incurred in the ordinary course of business, no current or former officer, director, stockholder or Partner of HALP or of any HALP Entity, nor any affiliate of any of the foregoing parties, (i) has any loan (except participant loans under HALP Benefit Plans as permitted by applicable law) or other obligation outstanding to or from HALP or any HALP Entity, or for which HALP or any HALP Entity is or may be liable under a guaranty or otherwise, or (ii) has any material interest in any firm, person or entity (other than as an officer, director, stockholder or partner) with which HALP has entered into any contract or lease, or with which HALP does business and which would influence that person in doing business with HALP.

     3.11  TITLE TO ASSETS; PROPERTY.

                   (a) At the Closing, each of HALP and HASLP shall have good and sufficient title to, or valid and subsisting leasehold interests in, all of their Assets, including the Assets reflected in the Financial Statements, except such assets as have been disposed of in the ordinary course of the business consistent with past practice, free and clear of any Liens, except for (i) such minor imperfections of title, or insignificant Liens, as do not, individually or in the aggregate, materially detract from the values of such Assets, or materially interfere with the present uses thereof, (ii) such Liens arising by operation of law, and (iii) the Liens listed on
           Schedule 3.11(a) hereto which collectively are not material. HALP's
           ----------------
           Assets including those Assets reflected on the Closing Balance Sheet and any amounts loaned to NHLP to satisfy the Minimum Cash/Capital Requirement include all the assets necessary to conduct its business in the same manner conducted by HALP prior to the Closing Date.

                   (b) All of HALP's and HASLP's personal property is in good order and repair and is operable and fit to be used for its intended purposes in all material respects. Neither HALP nor HASLP owns any real estate. Each of HALP and HASLP holds its leased real and personal properties that are material to the operation of its business under valid and binding leases, each such lease is effective in accordance with its respective terms, and there is not under any such lease any existing material default pertaining to HALP or HASLP, or to the knowledge of each of HALP, the General Partner or HASLP, pertaining to the lessor thereunder or, to the knowledge of HALP, the General Partner or HASLP, any event which with notice or lapse of time or both would become a material default.

                   (c) Schedule 3.11(c) sets forth all trademarks, trade names,
                       ----------------
           service marks and copyrights (whether or not such trademarks, trade names, service marks and copyrights are registered), and all pending applications therefor, owned by HALP or HASLP or in which HALP or HASLP has any interest, which are material to its business. Each of HALP and the HALP Entities has, or has the right to use, and after consummation of the transactions contemplated hereby, NHLP will have, or have the right to use, free and clear of any claims of others, all franchises, permits, licenses, trademarks, service marks (whether registered or unregistered), trademark applications, service mark applications, trade names, copyrights, trade secrets, designs, ideas and other proprietary rights necessary to own and operate their respective properties and to carry on their respective business as currently conducted. HALP owns the right to the HALP and Oakmark names and licenses the Oakmark name to the Funds under license agreements contained in the applicable investment advisory agreement with the Funds. Neither HALP nor any HALP Entity has infringed, misappropriated or violated in any material way any valid trademark, trade name, copyright, trade secret or other intellectual property rights or contractual relationships of others, and has not received any notice, claim or protest respecting any such infringements or violations. Neither HALP nor any HALP Entity has given any indemnification to any Person for any such infringements, misappropriations or violations. There is no pending or threatened claim asserted in writing by HALP or any HALP Entity against others for infringement or misappropriation of any patent, trademark, trade name, service mark or copyright owned by HALP or any HALP Entity.

                   (d) Each of HALP and the HALP Entities owns or licenses all computer software developed or currently used by them that is material to the conduct of their respective businesses and have the right to use such software without infringing upon the intellectual property rights (including trade secrets rights) of a third party.

                   (e) The General Partner holds no assets, other than its general partnership interest in each of HASLP and HALP, necessary to conduct the business of HALP or HASLP.

     3.12 INSURANCE. Each insurance policy that is maintained by HALP with respect to its business or properties or upon the life of any person employed by HALP is set forth on Schedule 3.12 showing the amount of coverage under each
                     -------------
such policy and claims made to date under each such policy. The listed policies are reasonably adequate to protect the insured business or properties against the insured risks, at current replacement values, subject to reasonable deductibles, and the risks insured against are normal for the industry. All such policies are assignable, except as set forth on
Schedule 3.12.
- -------------

     3.13  OTHER MATERIAL CONTRACTS.

                   (a) All contracts (other than the Investment Contracts subject to the representations and warranties set forth in
           Section 3.19(b)) to which HALP or any HALP Entity is a party or by
           ---------------
           which HALP or any HALP Entity is bound and that are material to the business of HALP or any HALP Entity are listed on Schedule 3.13, and
                                                             -------------
           all of such contracts are valid and effective in accordance with their respective terms. Neither HALP nor any HALP Entity is a party to any contract that contains a term or provision that is unduly burdensome as compared to similar contracts customarily entered into for similar purposes in HALP's industry.

                   (b) Except as listed on Schedule 3.13, neither HALP nor any
                                           -------------
           HALP Entity is a party to any loan agreement or bank credit agreement.

                   (c) Neither HALP nor any HALP Entity is in default under (nor is HALP or any HALP Entity aware of any fact or event which with the lapse of time or the giving of notice or both would constitute a default under) any contract made or obligation owed by it except for defaults which could not, individually or in the aggregate, have a Material Adverse Effect.

                   (d) Neither HALP nor any HALP Entity has given a power of attorney to any person which is presently outstanding or in force for any purpose whatsoever.
                   (e) Except for the Terminable Contracts for which the parties' consent will be obtained pursuant to Article VII and for the
                                                         -----------
           Investment Contracts for which the client's consent will be obtained pursuant to Section 6.1, no contract to which HALP or any HALP Entity
                       -----------
           is a party requires consent to assignment, the failure of which to receive, could, individually or in the aggregate, have a Material Adverse Effect.
     3.14  BANK ACCOUNTS AND MONEY MARKET FUNDS. Set forth on Schedule 3.14 is
                                                              -------------
the name and location of each bank and money market fund in which HALP or any HALP Entity has an account or accounts or safe deposit boxes, the name and number of each account or box, the names of persons authorized to draw thereon or having access thereto, and the balance of each account and the contents of each box as of the date indicated thereon.
     3.15  LITIGATION. Except as set forth on Schedule 3.15, there are no legal,
                                              -------------
administrative or arbitration actions, suits, proceedings or investigations of any kind pending, or, to the best of HALP's and each HALP Entity's knowledge after due inquiry, threatened before any court, commission, agency or other administrative authority by or against, or affecting, HALP's or any HALP Entity's businesses or properties, the Assets or the HASLP GP Interest or which would interfere with the marketing of services or products of HALP or NHLP, and neither HALP nor any HALP Entity is the subject of any order or decree.

     There are no actions, suits or proceedings pending or, to the knowledge of HALP or any HALP Entity, threatened before any court, commission, agency or other administrative authority by or against HALP, any HALP Entity, NHLP or any Partner which, if adversely determined, would adversely affect the acquisition of assets contemplated hereby by NEIC or which would restrain or enjoin the consummation of the transactions contemplated by this Agreement or the Related Agreements or declare unlawful the transactions or events contemplated by this Agreement or cause such transactions to be rescinded. There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting HALP or any HALP Entity which would restrain or enjoin the consummation of the transactions contemplated by this Agreement.

     3.16 BROKERS AND FINDERS. Except for Goldman, Sachs & Co., HALP has not employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted, directly or indirectly, for HALP, in connection with this Agreement or the transactions contemplated hereby. Such fees as HALP may owe to Goldman, Sachs & Co. shall be the sole obligation of HALP.

     3.17  EMPLOYEE BENEFIT PLANS.

                   (a) HALP has delivered or made available to NEIC, prior to the execution of this Agreement, true and complete copies (or, with respect to unwritten plans, written descriptions) of (i) each of HALP's pension, retirement, deferred compensation, savings, or other similar plans or arrangements, as in effect on the date of this Agreement, including, without limitation, any "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA, which benefits or is intended to benefit any of the present or former employees, officers, directors, stockholders or partners of HALP or of any HALP Entity or the dependents, spouses, or other beneficiaries of any of such persons (the "HALP Pension Plans"), (ii) each of
                                        ------------------
           HALP's employment or consulting agreements, severance agreements (including, without limitation, change of control or golden parachute agreements or arrangements), bonus, profit-sharing, incentive, deferred compensation, supplemental or excess retirement, life insurance, health, or other plans, policies, contracts, or arrangements as in effect on the date of this Agreement, other than a HALP Pension Plan or HALP Welfare Plan (as hereinafter defined) that provides benefits or perquisites to or in respect of any of the present or former employees, officers, directors, stockholders or partners of HALP or of any HALP Entity or the dependents, spouses, or other beneficiaries of any of such persons and (iii) each of HALP's severance, bonus, profit-sharing, incentive, deferred compensation, supplemental or excess retirement, life insurance, health, vacation, tuition assistance or reimbursement, legal services, salary continuation, travel or accident insurance or benefits, disability insurance or benefits, or unemployment benefits plans, policies, contracts or arrangements, including, without limitation, each "employee welfare benefit plan" within the meaning of Section 3(l) of ERISA as in effect on the date of this Agreement that provides benefits or perquisites to or in respect of present or former employees, officers, directors, stockholders or partners of HALP or of any HALP Entity or the dependents, spouses, or other beneficiaries of, any of such persons, (the "HALP Welfare Plans") (all the foregoing being
                               ------------------
           collectively the "HALP Benefit Plans"). All HALP Benefit Plans are
                             ------------------
           listed on Schedule 3.17. Neither HALP nor any HALP Entity has
                     -------------
           participated in or been a member of, or been required to contribute to, and no HALP Benefit Plan is or has been, a "multiemployer plan" within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA.

                   (b) HALP has made or caused to be made all contributions to and all premiums or payments under the HALP Benefit Plans required to be made through the date hereof under the terms of such HALP Plans or applicable law, and has properly accrued or otherwise reflected in its financial statements in accordance with GAAP all other liabilities or charges with respect to such HALP Plans required so to have been accrued or reflected. There are no claims or proceedings pending or, to the best knowledge of HALP, threatened, nor is there any reasonable basis known (or that reasonably should be known) to HALP for any such claim or proceeding, by or involving the IRS, the U.S. Department of Labor, the PBGC, or any participant or beneficiary, with respect to any HALP Benefit Plan or any employee benefit plan formerly maintained by HALP or to which it has contributed, other than claims for benefits in the normal course including claims pursuant to domestic relations orders. Neither the projected benefit obligations under each HALP Benefit Plan, determined in accordance with FASB Statement No. 87, nor the benefit liabilities of such HALP Benefit Plan on a termination basis, exceed the fair market value of the assets of such HALP Benefit Plan.

                   (c) Each of the HALP Benefit Plans in all material respects conforms to and has been administered in accordance with the applicable provisions of ERISA and the Code and all other applicable laws, rules, and regulations. To the best of HALP's and any HALP Entity's knowledge, no non-exempt prohibited transaction has occurred with respect to any HALP Benefit Plan which is subject to ERISA. With respect to the HALP Benefit Plans, no event has occurred and, to the best knowledge of HALP's management, there exists no condition or set of circumstances, in connection with which HALP would be subject to any liability, penalty, tax, excise, lien or encumbrance or loss of tax deduction under ERISA or the Code, including, without limitation, Sections

           302(f), 409 or 502, Part 6 of Title I or Title IV of ERISA, or Sections 162(n), 404 or 412(n) or Chapters 43 or 99 of the Code that could, individually or in the aggregate, have a Material Adverse Effect (except liability for benefit claims and funding obligations payable in the ordinary course).

                   (d) Each HALP Pension Plan that is intended to qualify under
           Section 401(a) of the Code has received a favorable determination letter and nothing has occurred since the date of such letter that could reasonably be expected to affect adversely the qualified status of any such HALP Pension Plan. Each trust created under any HALP Pension Plan has been at all times exempt from federal income tax under Section 501(a) of the Code, and each trust created under any HALP Welfare Plan intended to qualify as a voluntary employee benefit association has been at all times exempt from federal income tax under Section 501(c)(9) of the Code.

                   (e) Except as disclosed on Schedule 3.17, no HALP Welfare
                                              -------------
           Plan provides medical or death benefits (whether or not insured) with respect to current or former employees, officers, directors, stockholders or partners beyond their date of retirement or other termination of service (other than continuation of health coverage to the extent required under Part 6 of Title I or ERISA).

                   (f) Except as disclosed on Schedule 3.17, the consummation of
                                              -------------
           the transactions contemplated by this Agreement will not obligate HALP to provide any current or former officer, director, stockholder, partner or employee of HALP, including, but not limited to, Continued Employees (as defined in Section 10.2), with severance pay,
                                    ------------
           unemployment compensation or any similar payment.


                   (g) Neither HALP nor any HALP Entity is bound by any collective bargaining unit agreement or any other legally binding agreement, whether or not in writing, to maintain an employee pension plan or employee welfare plan now in force with respect to any of the employees of HALP or any HALP Entity.

                   (h) With respect to HALP Benefit Plans, the transactions contemplated by this Agreement shall not result in any action or the establishment of any relationship prohibited by Sections 406 and 407 of ERISA (determined after taking into account any applicable exemptions).

     3.18  FILINGS, ETC.

                   (a) Since December 31, 1991, HALP and the HALP Entities have had and now have all material permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, federal, state or local governmental or regulatory bodies, and self-regulatory bodies that are required (including by the rules of any self-regulatory body) in order to permit each of them to carry on its respective business as presently conducted, and such permits, licenses, certificates of authority, registrations, orders and approvals are in full force and effect, except where such failures to have or make or keep in full force and effect any permit, license, certificate of authority, registration, order or approval referred to above could not, individually or in the aggregate, have a Material Adverse Effect. The conduct of its respective business by HALP and each Fund has not, since December 31, 1991, and currently does not, violate or infringe any applicable material federal, state or local law, statue, ordinance, license, rule or regulation including those of the self-regulatory bodies which violations or infringements could, individually or in the aggregate, have a Material Adverse Effect.

                   (b) Without limiting the foregoing, HALP, the HALP Entities and each of their officers and employees that is or who are required to be registered as an investment adviser, a broker-dealer, a registered representative or a sales person with the SEC, CFTC, the securities commission or any other commission of any state or any self-regulatory body is duly registered as such and such registration is in full force and effect, except where the failure to be so registered or to have such registration in full force and effect would in the aggregate not have a Material Adverse Effect.

                   (c) There are no proceedings pending or, to the knowledge of HALP or any HALP Entity, threatened, that are reasonably likely to result in the revocation, cancellation or suspension, or any adverse modification, of any material permit, license, certificate of authority, order or approval referred to in Section 3.18(a) and the
                                                       ---------------
           execution and delivery of this Agreement and the consummation of any transactions contemplated hereby will not result in any such revocation, cancellation, suspension, or any adverse modification, of any material permit, license, certificate of authority, order or approval referred to in Section 3.18(a) other than in connection with
                                   ---------------
           the various filings required hereby.

                   (d) Except as listed in HALP's Form ADV, neither HALP, any HALP Entity nor, to the knowledge of HALP or any HALP Entity, any officer, director, partner or employee thereof, is a party or subject to any order, judgment or decree (other than exemptive orders) relating to its business with or by any federal, state, local or foreign regulatory authority.

     3.19 REPRESENTATIONS AND WARRANTIES REGARDING THE INVESTMENT ADVISORY BUSINESS.

                   (a) DEFINITION OF INVESTMENT COMPANY AND FUNDS. As used in this Agreement, (i) the term "Investment Company" shall have the
                                         ------------------
           meaning provided in the Investment Company Act, provided that for purposes of this Agreement the term Investment Company shall include persons that would be an investment company, as defined in that Act, but for the exemption contained in Section 3(c)(1), the final clause of Section 3(c)(3) or Section 3(c)(11) of the Investment Company Act and (ii) the term "Fund" shall mean each registered investment
                              ----
           company for which HALP acts as investment adviser or in the case of such investment company that has multiple series of shares, Fund shall mean either such investment company or a series of such investment company as the context may require. Each Fund is identified on Schedule 3.19(a).
                         ----------------

                   (b) INVESTMENT CONTRACTS, FUNDS AND CLIENTS.

                        (i) To the knowledge of HALP or any HALP Entity, and
                   except as could not, individually or in the aggregate, have a Material Adverse Effect, (x) each Investment Contract and any subsequent renewal thereof has been duly authorized, executed and delivered by each party thereto and, to the extent applicable, has been adopted in compliance with Section 15 of the Investment Company Act and is a valid and binding agreement of each such party, enforceable in accordance with its terms (subject to ERISA or to bankruptcy, insolvency, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and to general equity principles) and (y) in the case of Investment Contracts with Investment Companies and Clients (as defined below), each of HALP, the Funds and the Client party thereto is in compliance in all material respects with the terms of each Investment Contract to which it is a party, and no event has occurred or condition exists that constitutes or with notice or the passage of time would constitute a default thereunder. Except as set forth on Schedule 3.19 (b), none of the Investment
                                   -----------------
                   Contracts, or any other arrangements or understandings relating to rendering of investment advisory or management services, including without limitation all subadvisory services or administration services to any Fund, Client or other person, contains any undertaking by HALP to cap fees or to reimburse any or all fees thereunder, except as required by the applicable law of any jurisdiction in which the shares of any Fund party thereto are qualified for distribution, which exceptions are not likely, either individually or in the aggregate, to have a Material Adverse Effect. Each of HALP and the General Partner believes that HALP has good client relations with each of the Funds and, except as could not individually or in the aggregate have a Material Adverse Effect, with each of the Clients. None of the Funds or, except as could not individually or in the aggregate have a Material Adverse Effect, any of the Clients has notified HALP or the General Partner that it intends to discontinue its relationship with HALP. As used in this Section, the term "Client" means any client to which HALP provides investment
                    ------
                   management, investment advisory, administration or consulting services on the date hereof.

                        (ii) Each Fund has been and is being operated in
                   compliance in all material respects with its respective objectives, policies and restrictions, including without limitation any limitation set forth in the applicable Prospectus (as defined in Section 3.19(e)(vi)) for a Fund or
                                             -------------------
                   governing instruments for a Client.

                        (iii) The accounts of each Client that is subject to
                   ERISA have been managed by HALP such that HALP in the exercise of such management is in compliance in all material respects with the applicable requirements of ERISA, and consummation of the transactions contemplated hereby will not result in a violation of such ERISA requirements.

                        (iv) Each Fund is eligible to elect to be treated as a
                   "regulated investment company" under Subchapter M of Chapter 1 of Subtitle A of the Code, has so elected, has qualified for taxation as a regulated investment company in each of its taxable years and has complied with all applicable provisions of law necessary to preserve and retain such Fund's election and ability to be taxed as a regulated investment company. Each Fund has timely filed all federal, state, local and foreign income and other Tax Returns and reports that such Fund is required to file and each such return correctly and accurately reflects the amount of its Tax liability, if any, and any other material information required to be set forth in such return. Each Fund has timely paid, or reserved for, Taxes that such Fund is required to pay and neither Fund has been the subject of an audit examination.

                        (v) Neither HALP, HASLP nor any Fund is a party or
                   subject to any plan adopted in accordance with Rule 12b-1 under the Investment Company Act. No Fund has offered shares subject to a contingent deferred sales charge.

                   (c) FUND AND INVESTMENT PARTNERSHIP FINANCIAL STATEMENTS.

                        (i) The audited balance sheets of each Investment
                   Partnership as of December 31, 1994 and 1993, and the related financial statements for the years ended December 31, 1994 and 1993, as reported on by Ernst & Young and the unaudited balance sheet of each Investment Partnership as of March 31, 1995 and the related unaudited financial statements for the period then ended, and the unaudited balance sheets of each Investment Partnership and the related unaudited financial statements as of a date or for a period subsequent to March 31, 1995, have been or will be prepared in accordance with GAAP, which has been and will be consistently applied, except as otherwise disclosed therein, and present or will present fairly, in all material respects, the financial position and other financial results of each Investment Partnership at the dates, and for the periods, stated therein. Except as disclosed in its most recent balance sheet and related financial statements and liabilities incurred in the ordinary course of business consistent with past practice, since the date of the most recent balance sheet, each Investment Partnership has no other liabilities, whether accrued, contingent or determinable that are required to be reflected in such financial statements (including the notes thereto) pursuant to the requirements of GAAP.

                        (ii) The audited statements of assets and liabilities of
                   each Fund as of October 31, 1994 and 1993, and the related financial statements for the years ended October 31, 1994 and 1993, as reported on by Arthur Andersen & Co., and the unaudited statements of assets and liabilities of each Fund as of April 30, 1995 and the related unaudited financial statements for the period then ended, and the statements of assets and liabilities of each Fund and the related unaudited financial statements, if any, as of a date or for a period subsequent to April 30, 1995, have been or will be prepared in accordance with GAAP, which has been and will be consistently applied, except as otherwise disclosed therein, and present or will present fairly, in all material respects, the financial position and other financial results of each Fund at the dates, and for the periods, stated therein. Except as disclosed in its most recent statements of assets and liabilities and related financial statements and liabilities incurred in the ordinary course of business consistent with past practice, since the date of the most recent statements of assets and liabilities, each Fund has no other liabilities, whether accrued, contingent or determinable that are required to be reflected in such financial statements (including the notes thereto) pursuant to the requirements of GAAP.

                        (iii) HALP has delivered to NEIC the report filed
                   pursuant to Rule 30d-l under the Investment Company Act by each Fund with respect to such Fund's most recent fiscal year, and any reports filed pursuant to such Rule 30d-l by any such Fund with respect to any half year ended since the end of such most recent fiscal year (collectively, the "HALP
                                                                           ----
                   Fund Reports").
                   ------------

                        (iv) The financial statements contained in the HALP Fund
                   Reports have been prepared in accordance with GAAP applied on a consistent basis (unless otherwise noted in the notes thereto) and fairly present the financial position of the mutual funds to which they relate at the respective dates thereof and the results of their operations for the periods covered thereby. The statements of assets and liabilities contained in the HALP Fund Reports reflect or provide for, to the extent required by GAAP, all claims against and all debts and liabilities of the mutual funds to which they relate, absolute, accrued, contingent or otherwise, as at the dates hereof.

                   (d) REGULATORY COMPLIANCE OF HALP, HASLP AND THE INVESTMENT PARTNERSHIPS. Except where the violation of any of the representations and warranties contained in this Section 3.19(d)
                                                            ---------------
           would not have a Material Adverse Effect:

                        (i) HALP is and has been since 1986 duly registered as
                   an investment adviser under the Investment Advisers Act. HALP is registered as an investment adviser in the states referenced in item 7, Part I of its current Form ADV (such states constituting all jurisdictions where such registration is required in order to conduct its business except for such states in which the failure to register could not, individually or in the aggregate, have a Material Adverse Effect), and is in compliance with all federal and state laws requiring registration, licensing or qualification as an investment adviser. Each such federal and state registration is in full force and effect. HALP has made available to NEIC a true and complete copy of its Form ADV and the Offering Memorandum of each of the Investment Partnerships, each as amended to date, filed with the SEC; copies of all state registration forms, likewise as amended to date; and copies of all current reports required to be kept by HALP pursuant to the Investment Advisers Act and rules promulgated thereunder, and required pursuant to applicable state statutes. The information contained in such forms and reports was true and complete at the time of filing in all material respects. HALP has filed all amendments required to be filed to its Form ADV and state registration forms under federal and state law. Schedule 3.19(d)(i) identifies the examination
                                  -------------------
                   and/or certification qualifications of each of HALP's adviser representatives.

                        (ii) Neither HALP, HASLP nor any of the Investment
                   Partnerships is, nor immediately following the consummation of the transactions contemplated hereby, will any of them be, an "investment company," within the meaning of the Investment Company Act, which is required to be registered under that Act in order to engage in the transactions described in
                   Section 7 of that Act. Neither HALP nor any of the Investment Partnerships is a "broker" or "dealer" within the meaning of the Exchange Act. Copies of all inspection reports or similar documents furnished to HALP by the SEC or state regulatory authorities or any self-regulatory organization since
                   January 1, 1990 are listed on Schedule 3.19(d)(ii) and have
                                                 --------------------
                   been provided to NEIC. There is
                   not pending or underway any investigation of HALP, HASLP or any of the Investment Partnerships or any of their records by the SEC or any state regulatory authority or any self-regulatory organization, and since December 31, 1991 and except as listed on Schedule 3.19(d)(ii), neither HALP, HASLP
                                       --------------------
                   nor any of the Investment Partnerships has been notified by the SEC or any state regulatory authority or any self-regulatory organization that any past inspection has revealed any deficiency in any such entity's recordkeeping or compliance with the Investment Advisers Act, the Exchange Act, the Securities Act, the Investment Company Act or applicable state statutes. No such deficiency will have a Material Adverse Effect. Neither HALP nor any of the Investment Partnerships is required to disclose any information to clients under SEC Rule 206(4)-4 promulgated under the Investment Advisers Act. Except as listed on
                   Schedule 3.19(d)(ii), the assets of each Investment
                   --------------------
                   Partnership do not constitute "plan assets" for purposes of ERISA.

                        (iii) Except with respect to the Funds and as listed on
                   Schedule 3.19(d)(iii), neither HALP nor any of the Investment
                   ---------------------
                   Partnerships acts as investment adviser or sub-adviser to any investment company, as defined in the Investment Company Act, which is registered under such Act. HALP has a written investment advisory agreement with each Fund pursuant to which HALP serves as investment adviser to each Fund, and has delivered to NEIC true and complete copies of such agreements. Each of such agreements is in full force and effect, HALP is not in default thereunder and, to the best knowledge of HALP, no Fund that is a party thereto is in default thereunder. The investment advisory agreement relating to each Fund will terminate upon the consummation of the transaction contemplated by this Agreement, and new agreements may only be entered into by NHLP in accordance with the procedures established by the Investment Company Act and the regulations promulgated thereunder.

                        (iv) Except brokerage commissions of HASLP on portfolio
                   securities transactions for the Funds in compliance with procedures adopted under 17e-1 of the Investment Company Act, neither HALP nor any HALP Entity nor any Partner nor any other "affiliated person" of HALP, as such term is defined in the Investment Company Act, receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of any of the Funds, or (ii) from the Funds or its security holders for other than bona fide investment advisory services, or other services.

                        (v) A true and complete list of the sub-advisors as of
                   the most recent month end for each Investment Partnership has been provided to

                   NEIC. Each sub-advisor has complied in all material respects with all applicable investment objectives and guidelines.

                        (vi) Except as set forth on Schedule 3.19(d)(vi)(A),
                                                    -----------------------
                   during the preceding 12 months neither HALP nor any of the Investment Partnerships has received any material written investor complaints that have not been resolved, nor has any of the Investment Partnerships received redemption requests which continue to be to be outstanding, except those that will be satisfied in the ordinary course of business or pursuant to the terms of such Investment Partnership's partnership agreement.

                   (e) REGULATORY COMPLIANCE OF THE FUNDS. Except where the violation of any of the representations and warranties contained in this Section 3.19(e) would not have a Material Adverse Effect:
                ---------------

                        (i) (A) each Fund required by law to be so registered is
                   duly registered as an investment company under the Investment Company Act; (B) except as set forth on Schedule 3.19(e), the
                                                           ----------------
                   shares of each Fund are duly and validly issued, fully paid and nonassessable and are qualified for sale, or an exemption therefrom is in full force and effect, in each state and territory of the United States and the District of Columbia to the extent required under applicable law; (C) all outstanding shares of each Fund that were required to be registered under the Securities Act have been sold pursuant to an effective registration statement filed thereunder; (D) to the knowledge of HALP in the case of documents applicable to the Funds, no such registration statement contained, as of its effective date, any untrue statement of a material fact or omitted to state a material fact required to be stated therein in order to make the statements therein not misleading or is subject to any stop order or similar order restricting its use; and (E) each Fund has operated and is currently operating in compliance in all material respects with all laws, rules, regulations and orders applicable to it or its business, including but not limited to the Securities Act and the Investment Company Act, and consummation of the transactions contemplated hereby will not result in a violation of any such laws, rules, regulations or orders.

                        (ii) Each Fund is duly organized, validly existing and
                   in good standing under the laws of the jurisdiction of its organization and has full power, right and authority to own its properties and to carry on its business as it is now conducted, and is qualified to do business in each jurisdiction where it is required to do so under applicable law.

                        (iii) Each Fund has duly adopted procedures pursuant to
                   Rule 17e-1 under the Investment Company Act, to the extent applicable; and each Fund has complied, since their respective dates of inception, and currently complies with the requirements of Section 17(e) of the Investment Company Act and Rule 17e-1 thereunder, to the extent applicable.

                        (iv) HALP has adopted a formal code of ethics and a
                   written policy regarding insider trading. Such code and policy comply with Section 17(j) of the Investment Company Act, Rule 17j-1 thereunder and Section 204A of the Investment Advisers Act, respectively. The policies of HALP with respect to avoiding conflicts of interest have been made available to NEIC. To the knowledge of HALP, there have been no material violations or allegations of material violations of such policies that have occurred or been made.

                        (v) Neither HALP nor any Fund nor, to the knowledge of
                   HALP or any HALP Entity, any person "associated" (as defined under the Investment Advisers Act) with HALP or any Fund, has for the period beginning not less than five years prior to the date hereof and ending on the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under
                   Section 203(e) of the Investment Advisers Act or Rule 206
                   (4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser for any Investment Company pursuant to Section 9(a) of the Investment Company Act, and to HALP's knowledge there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

                       (vi) Each current "Prospectus" (which term, as used in
                   this Agreement, shall include any related statement of additional information and any private placement memorandum), as amended or supplemented, relating to each Fund, and all current supplemental advertising and marketing material relating to each Fund complies with the Securities Act and the Investment Company Act, applicable state laws and, where applicable, the rules of the National Association of Securities Dealers (the "NASD") . None of such Prospectuses,
                                            ----
                   amendments, supplements or supplemental advertising and marketing materials, as of their respective dates, includes, included or will as of the Closing Date include an untrue statement of a material fact or omits, omitted or will as of the Closing Date omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     3.20 DISCLOSURE. The representations and warranties made by HALP in this Agreement and the statements made in any of the Related Agreements, Exhibits or Schedules do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any such representation, warranty or statement, in the light of the circumstances under which it was made, not misleading.

     3.21  REGISTRATION AS A BROKER-DEALER.

                   (a) HASLP is duly registered under the Exchange Act as a broker-dealer with the SEC and is in compliance in all material respects with the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder, including, but not limited to, the net capital requirements thereof. HASLP is a member in good standing of the NASD and is in compliance in all material respects with all applicable rules and regulations of the NASD, including without limitation the NASD's rules of fair practice (the "Rules of Fair Practice"). HASLP is duly registered as a broker-
            ----------------------
           dealer under, and is in compliance in all material respects with, the applicable laws of all jurisdictions in which it is required to be so registered except where the failure to be so registered could not have, individually or in the aggregate, a Material Adverse Effect, and the rules and regulations thereunder (collectively, the "State
                                                                        -----
           Laws").
           ----

                   (b) HALP has delivered to NEIC a true, correct and complete copy of HASLP's Uniform Application for Broker-Dealer Registration on Form BD, reflecting all amendments thereto filed with the SEC to the date hereof (the "BD"), true, correct and complete copies of the
                             --
           Uniform Application for Securities Industry Registration or Transfer on Form U-4, as filed by each current principal and registered representative of HASLP (each, a "U-4"), and true, correct and
                                             ---
           complete copies of each report filed since January 1, 1992 with the SEC, the NASD or any state securities agency, including without limitation quarterly focus reports and annual statements of financial condition (each, a "Report"). Schedule 3.21 hereto sets forth a
                               ------    -------------
           complete list of the identities of each principal and registered representative of HASLP, their series licenses and each Report. The BD and each U-4 and other Report (i) are in compliance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder, the applicable requirements of the By-Laws of the NASD and any schedule thereto and rules thereunder and the State Laws and the rules and regulations thereunder and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each registered representative and principal has at least the minimum series license for the activities which such registered representative or principal performs for HASLP.

                   (c) The net capital, as such term is defined in Rule 15c3-1 under the Exchange Act, of HASLP is now and since its inception has been and immediately following the transactions contemplated hereby will be in excess of the minimum net capital requirements of the Exchange Act and of the laws of any jurisdiction in which HASLP conducts business. HASLP is not party to, or bound by, the terms of any restriction agreement with the NASD.

     3.22  REGISTRATION UNDER THE COMMODITY EXCHANGE ACT.

                   (a) HALP is duly registered under the Commodity Exchange Act as a commodity pool operator ("CPO") and as a commodity trading
                                          ---
           advisor ("CTA") and is in compliance in all material respects with
                     ---
           the Commodity Exchange Act and the rules and regulations thereunder. As required by Part 4 of the regulations under the Commodity Exchange Act, HALP has delivered all relevant disclosure documents to its commodity trading advisory clients and to all pools in respect of which it acts as a CPO.

                   (b) HALP is a member in good standing of the National Futures Association both in its capacity as a CTA and as a CPO.

     3.23 REGISTRATION AS AN INSURANCE AGENT. Neither HALP nor any HALP Entity is required to register as an insurance agent, broker, consultant or advisor under the laws of any state.

     3.24  REGISTRATION AS A TRANSFER AGENT. Neither HALP nor any HALP Entity
(i) is registered as a transfer agent under the Exchange Act or (ii) is engaged in any conduct or activity that would require it to be so registered.

     3.25  INVESTMENT REPRESENTATIONS.

                   (a) Each of HALP and the General Partner acknowledges that the LP Units to be received by it are not registered under the Securities Act and that such LP Units may not be sold or otherwise transferred in the absence of registration under the Securities Act or an exemption therefrom under such Act.

                   (b) Each of HALP and the General Partner is acquiring the LP Units to be received by it for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same in violation of the Securities Act. Except as contemplated by this Agreement, neither HALP nor the General Partner has any present or contemplated agreement, undertaking, arrangement, obligation, or commitment providing for the disposition thereof.

                   (c) Each of HALP and the General Partner acknowledges, understands and agrees that any LP Units received as a result of the transactions contemplated hereby are subject to the following restrictions on transferability in addition to those described in Section 3.25(a):
                                                             ---------------

                        (i) LP Units may be sold or otherwise transferred only
                   to Permitted Transferees.

                        (ii) In the event of a Restructuring (as defined in
                   NEIC's partnership agreement), LP Units that continue to be outstanding following the Restructuring may not be transferred without permission from NEIC's general partner.

           Each of HALP and the General Partner acknowledges that certificates representing the LP Units to be received by it will bear a legend reflecting the restrictions on transferability referenced in this
           Section 3.25(c).
           ---------------

                   (d) Each of HALP and the General Partner has had the opportunity to make a detailed inquiry concerning NHLP and NEIC and their businesses and personnel. The officers of NEIC have made available to HALP and the General Partner any and all written information which they have requested and have answered to HALP's and the General Partner's satisfaction all inquiries made by HALP or the General Partner.

                   (e) Each of HALP and the General Partner is an "accredited investor" as defined in Regulation D under the Securities Act.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF NEIC

     NEIC represents and warrants to HALP that:

     4.1 ORGANIZATION AND LIMITED PARTNERSHIP AUTHORITY. Each of NEIC and NHLP is a limited partnership duly formed, validly existing and in good standing and NHGP is a Delaware corporation, duly organized, validly existing and in good standing, each under the laws of the state of Delaware. Each of NEIC and NHLP has all requisite power and authority to enter into this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder.

     4.2 BINDING OBLIGATION. This Agreement has been duly authorized, executed and delivered by NEIC and NHLP and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, and upon approval by holders of the LP Units as contemplated by Section 6.3 hereof, constitutes, and the
                                   -----------
Related Agreements to which they will be a party when executed and delivered will be executed and delivered and will constitute, the legal, valid and binding obligation of NEIC and NHLP, enforceable against them in accordance with their respective terms except as the enforceability thereof may be limited by or subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and by the availability of equitable remedies.

     4.3 NO DEFAULTS OR CONFLICTS. The execution and delivery by NEIC and NHLP of this Agreement or of any Related Agreement to which NEIC or NHLP may be a party and performance by each of NEIC and NHLP of its obligations hereunder and thereunder have been duly authorized by all necessary action on the part of NEIC and NHLP, except for the approval by holders of the LP Units as contemplated by Section 6.3 hereof, and, assuming such approval by such holders:
                -----------
(i) do not and, at the Closing Date, will not result in any violation of the certificate of limited partnership or limited partnership agreement or other constituent documents of NEIC or NHLP; and (ii) does not, and, at the Closing Date, will not conflict with, or result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of NEIC (except for such conflicts, breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to adversely affect the consummation of the transactions contemplated hereby) under: (A) any indenture, mortgage or loan or any other agreement or instrument to which NEIC is a party or by which it may be bound or to which any of its properties may be subject; or (B) any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority having jurisdiction over NEIC or any of its properties, subject to the effectiveness of the consents, approvals and notices, which are set forth in Article VII, the Investment
                                              -----------
Company Act and the Investment Advisers Act.

     4.4 NO AUTHORIZATION OR CONSENTS REQUIRED. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or the Exchange will be required to be obtained or made by NEIC or NHLP in connection with the due execution and delivery by NEIC or NHLP of this Agreement or any Related Agreement to which NEIC or NHLP may be a party and the consummation by each of NEIC and NHLP of the transactions contemplated hereby and thereby, other than as contemplated by Sections 6.1 and 6.3, Article VII or
                                           ------------     ---  -----------
Section 10.6 hereof.
- ------------

     4.5 NO ACTIONS; SUITS OR PROCEEDINGS. There is no pending action, suit or proceeding, nor to NEIC's knowledge after due inquiry, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against NEIC, NHGP or NHLP before any governmental authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby.

     4.6 INELIGIBLE PERSONS. Neither NEIC nor any "affiliated person" thereof, as defined in the Investment Company Act: (i) is ineligible pursuant to Section 9(a) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company; or (ii) to the best knowledge of NEIC's senior officers, as the date hereof, has engaged since January 1,

1992 or is currently engaging in any of the conduct specified in Section 9(b) of the Investment Company Act or Section 203(e) of the Investment Advisers Act, that would reasonably be expected to result in SEC action to disqualify NEIC or any of its affiliates as an investment adviser.

     4.7 NO OTHER BROKER. Other than Putnam, Lovell & Thornton, no broker, finder or similar intermediary has acted for on or behalf of NEIC in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with NEIC or any action taken by NEIC. Such fees as NEIC may owe to Putnam, Lovell & Thornton shall be the sole obligation of NEIC.

     4.8 NEIC FINANCIAL STATEMENTS. NEIC has delivered to HALP audited consolidated balance sheets of NEIC as of the close of its fiscal years ended December 31, 1993 and December 31, 1994 and statements of income, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1994, accompanied by a report of independent auditors, and NEIC's unaudited consolidated balance sheet at March 31, 1995 and statements of income, changes in partners' capital and cash flows for the three-month period then ended, all of which financial statements (including the notes thereto) are collectively referred to as "NEIC Financial Statements" and are attached hereto
                             -------------------------
as Schedule 4.8A.
   -------------

     The NEIC Financial Statements, when delivered in accordance with this Section, will fairly present the financial position and results of operations of NEIC on the dates and for the fiscal periods then ended, in accordance with GAAP which, except as may otherwise be noted in the footnotes thereto, have been applied on a basis consistent with prior periods. The Financial Statements reflect or provide for claims against and debts and liabilities of NEIC and its consolidated group, absolute, accrued, contingent or otherwise, as at the dates thereof in accordance with GAAP, except for normal year-end accruals reflected on or omitted from those of the Financial Statements which are unaudited which are not individually or in the aggregate material.

     4.9 NO ADVERSE CHANGE. Since December 31, 1994 and (a) except as set forth on Schedule 4.9, there has been no material adverse change in the
         ------------
business, financial condition, results of operations or prospects (in the case of prospects, not taking into account general economic and securities market conditions or general industry developments) of NEIC; (b) there have been no dividends or other distributions declared with respect to NEIC's partnership interests other than regular quarterly partnership distributions; (c) NEIC has not sold any partnership interests; and (d) the physical properties owned or leased by NEIC have not suffered any destruction or damage, regardless of whether or not the loss suffered was insured, that would materially adversely affect the business, financial condition or results of operations of NEIC.

     4.10 LP UNITS. Any LP Units issued by NEIC to HALP hereunder, when issued by NEIC to HALP, will be duly and validly issued, free and clear of all Liens and fully paid.

     4.11 EXCHANGE ACT FILINGS. NEIC's Annual Report on Form 10-K for its fiscal year ended December 31, 1994 (and the information incorporated by reference therein) (the "Form 10-K") and NEIC's Quarterly Report on Form 10-Q
                         ---------
for the fiscal quarter ended March 31, 1995 (the "Form 10-Q") each contained all
                                                  ---------
information required to be contained therein and otherwise complied in all material respects with the Exchange Act and the rules and regulations thereunder. Neither the Form 10-K nor the Form 10-Q contained any untrue statement of material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

     4.12 NEIC CHARTER DOCUMENTS. The copies of the respective certificates of incorporation, articles of organization, certificates of limited partnership, limited partnership agreements and by-laws, as the case may be, of NEIC, NHGP and NHLP (collectively, the "NEIC Charter Documents") and the respective minutes
                             ----------------------
of all meetings of the board of directors or the partners, as the case may be, of NEIC, NHGP and NHLP (or consents in lieu thereof) have been furnished to HALP by NEIC and are true, correct and complete copies thereof.

     4.13 DISCLOSURE. The representations and warranties made by NEIC in this Agreement and the statements made in any Related Agreements, Exhibits or Schedules do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any such representation, warranty or statement, in light of the circumstances under which it was made, not misleading.

     4.14 TAXES. Each of NEIC and NHLP is properly classified for federal and state tax purposes as a partnership (and not as an association taxable as a corporation) and has never been treated as a corporation pursuant to Section 7704 of the Code.


                                   ARTICLE V

                   CONDUCT OF BUSINESS PRIOR TO THE CLOSING


     5.1 CONDUCT PRIOR TO CLOSING. HALP hereby covenants and agrees with NEIC that each of HALP and the HALP Entities shall operate its business only in the usual, regular and ordinary course. Each of HALP and the HALP Entities shall meet all of its obligations as they become due, shall pay all valid accounts payable in due course in accordance with its practice heretofore, shall incur no additional long-term indebtedness and shall use its best efforts to continue to solicit new clients and to offer investment advisory and related services (as applicable) in the ordinary course of business, to maintain its corporate and partnership records, to keep its accounts receivable current, to preserve its business organization and assets and maintain its rights, franchises and business and customer relations necessary to run the business as currently run in all material respects, to keep available the services of its employees, and to preserve the goodwill of its clients, suppliers, and others with whom business relationships exist. Without in any way limiting the foregoing, HALP agrees that neither HALP nor any of the HALP Entities (other than the Funds) will do any of the following prior to the Closing without the prior written consent of NEIC:


                   (a) issue or sell any interest, option, note or other securities of HALP or HASLP or any general partnership interest of any of the Investment Partnerships;

                   (b) incur any indebtedness for borrowed money, except in the ordinary course of business consistent with past practice, or issue or sell any debt securities of HALP or any of the HALP Entities;

                   (c) except in the ordinary course of business, mortgage, pledge or otherwise subject to any material Lien, any of its properties or assets, tangible or intangible;

                   (d) except as required to accomplish the purposes of this Agreement or where required in the exercise of its fiduciary obligations, in the case of any Fund, request that any action be taken by the Fund Board (as defined in Section 6.2), other than the
                                                  -----------
           authorization and registration of new Funds and routine actions that would not be reasonably expected to have a Material Adverse Effect;

                   (e) except for those items listed on Schedule 5.1 and bonuses
                                                        ------------
           to be paid by HALP as a result of the transactions contemplated hereby, pay any bonus to any officer, employee, sales representative, agent or consultant, or grant to any officer, director, employee, sales representative, agent or consultant any other increase in compensation in any form except in accordance with past practice and in the ordinary course of business, which shall include the annual salary review of HALP conducted in June of each year, or hire any additional directors, officers, employees or agents except in the ordinary course of business;

                   (f) except to the extent that NEIC has otherwise expressly agreed in writing as of the date hereof, or as may be required by law, or as otherwise specifically provided herein, adopt, or amend in any material respect, any employment (including without limitation any amendment of the Employment Agreements (as defined in
           Section 7.2(d)), collective bargaining, bonus, profit-sharing,
           --------------
           compensation, pension, health insurance, welfare, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of officers, directors, partners, stockholders, employees, sales representatives, agents or others except in the ordinary course of business;

                   (g) amend its certificate of limited partnership, Agreement of Limited Partnership, certificate of incorporation or by-laws, as the case may be, except as required by law;

                   (h) change in any material respect its accounting practices or principles, except as required by law or GAAP;

                   (i) enter into or recommend that any Fund enter into any type of business materially different from that conducted by HALP, HASLP or a Fund as of the date of this Agreement (including, in the case of HALP and HASLP, any business, whether conducted directly or indirectly through any pass-through entity, that would be properly represented by a SIC Code other than 6282 or 6211) or enter into or participate in any joint venture or partnership;

                   (j) acquire direct or indirect control over any corporation or other organization or make any acquisition of all or a substantial part of a business or operations;

                   (k) pay or declare any dividend or distribution in cash or property in respect of any HALP or HASLP partnership interest or make any other payment to its affiliates that would impair the Minimum Cash/Capital Requirement;

                   (l) allow any partnership interest of HALP or HASLP or general partnership interest of any of the Investment Partnerships or capital stock of the General Partner to be transferred other than transfers of limited partnership interests in HALP for estate and tax planning purposes or by operation of law; and

                   (m) agree or commit to do any of the foregoing.

     5.2   CONSENTS AND APPROVALS.

                   (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to cooperate with the other and use all reasonable efforts (except for those actions with respect to which this Agreement requires the use of best efforts) to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, under the HSR Act and all other applicable laws and regulations.

                   (b) To the extent that the rights of HALP or any HALP Entity under any agreement, including any Investment Contract or Terminable Contract, may not be assigned without the consent or approval of another party thereto, HALP shall use all reasonable efforts to obtain any such consent. Without limiting the foregoing, HALP as promptly as practicable, will
           (i) use all reasonable efforts to obtain, or cause to be obtained, all consents necessary to be obtained in order to consummate the transactions contemplated hereby, (ii) use all reasonable efforts to prepare or cause to be prepared, file with or cause to be filed with and cause to be cleared by the SEC and all other governmental and regulatory agencies having jurisdiction thereover, as promptly as practicable after the date hereof, all proxy solicitation materials required to be distributed to Fund shareholders in connection with such consents, and (iii) mail such proxy solicitation materials to such Fund shareholders promptly and hold meetings of shareholders of the Funds as promptly thereafter as practicable.

     5.3 SCHEDULES. HALP shall from time to time prior to the Closing Date promptly supplement and update the schedules thereto as necessary, provided,
                                                                   --------
however, that in no event shall any such supplement or update constitute an
- -------
amendment to the schedules attached hereto.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1 ADVISORY CONTRACT CONSENTS. As soon as reasonably practicable, HALP shall cause all of the Clients under HALP's Investment Contracts to be informed of the transactions contemplated by this Agreement and shall, in compliance with the Investment Advisers Act, give each such Client an opportunity to terminate its Investment Contract. HALP shall use its best efforts to obtain each such Client's actual written consent to assignment of its Investment Contract on terms at least as favorable to NHLP as the terms of such Investment Contract on the date hereof (each a "Client Consent" and collectively, the "Client
                         --------------                         ------
Consents").
- --------

     Promptly following the execution and delivery of this Agreement, HALP shall establish, subject to NEIC's approval, appropriate procedures to notify the limited partners in the Investment Partnerships of the transaction contemplated hereby and to obtain all necessary consents from such limited partners, including but not limited to any consents necessary to amend the agreement of limited partnership of each Investment Partnership to permit consummation the transactions contemplated hereby and so that no consolidation is required and an unqualified opinion on NHLP's audited financial statements may be rendered. The initial notifications to such limited partners and the related consent requests shall be sent no later than four weeks prior to the Closing. HALP shall obtain copies of all written responses to such notifications and a written report describing all oral responses to such notifications, all of which shall be made available to NEIC.

     6.2 AGREEMENTS RELATING TO MUTUAL FUNDS. HALP agrees to use its best efforts to cause to be prepared and filed with the SEC proxy materials for meetings of the shareholders of the Funds and to use its best efforts to cause proxy solicitations to be undertaken in order that such meetings be held prior to the Closing, at which the approval of the shareholders of the Funds will be sought for new investment advisory agreements with NHLP having terms substantially similar to and at least as favorable as the current investment advisory agreements with HALP (the "New Fund Agreements") with respect to the Funds to be
                           -------------------
effective on or as promptly as practicable after the Closing Date, and for such other matters as may be required by the Investment Company Act. HALP shall deliver drafts of such proxy materials to NEIC a reasonable time prior to filing such documents with the SEC and prior to mailing such documents to shareholders of the Fund in order to afford NEIC an opportunity to review and comment on such documents. HALP agrees to seek the approval of the New Fund Agreements by the Funds' boards of trustees ("Fund Boards") acting in accordance with Section
                            -----------
15(c) of the Investment Company Act.

     6.3   LP UNITHOLDER CONSENTS; RELATED INDEMNITIES.

                   (a) Following the execution and delivery of this Agreement and prior to the Closing, the parties hereto shall cooperate with one another to obtain the approval of the issuance of the Required Number of LP Units to HALP as may be required by the rules of the Exchange (such approval being referred to hereinafter as the "Requisite LP
                                                                ------------
           Unitholder Consents").
           --------------------

                   (b) In connection with obtaining the Requisite LP Unitholder Consents, the parties shall cooperate with one another to make full and complete disclosure of all facts material to the giving of such Consents, and NEIC shall take prompt steps to prepare, file and clear with the SEC the Proxy Materials (as defined below) and to disseminate to its security holders the Proxy Materials. NEIC shall use all reasonable efforts to obtain the Requisite LP Unitholder Consents. The term "Proxy Materials" means the proxy statement, form
                               ---------------
           of proxy and any additional soliciting materials, including all amendments and supplements thereto, used or intended for use in connection with obtaining the Requisite LP Unitholder Consents.

                   (c) NEIC shall deliver drafts of the Proxy Materials to HALP a reasonable time prior to filing such documents with the SEC and prior to mailing the Proxy Statement to partners or others so as to afford HALP an opportunity to review and comment on such documents. NEIC shall notify HALP promptly of the receipt of any comments of the SEC regarding the Proxy Materials and of any request by the SEC for amendments or supplements or for additional information with respect thereto, and will supply HALP with copies of all correspondence between NEIC and its representatives, on the one hand, and the SEC or the members of its staff, on the other hand, with respect to the Proxy Materials. NEIC and HALP each shall use all reasonable efforts to obtain and furnish the information required to be included in the Proxy Materials. The information provided and to be provided by NEIC and HALP, respectively, for use in the Proxy Materials shall, on the date such materials are filed with the SEC, on the date such materials are first mailed to NEIC's partners and on the date of the partners' meeting at which the Requisite LP Unitholder Consents are sought (and on the dates of any adjourned sessions of such meeting), be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which made, not false or misleading, and NEIC and HALP each agree to take all reasonable actions within their power to correct any such information provided by it for use in the Proxy Materials which shall have become false or misleading in any material respect. The Proxy Materials, when filed by NEIC with the SEC, shall comply as to form in all material respects with all requirements of applicable law. HALP shall provide information to be used in the Proxy Materials and its comments (or written notice that it has no comments) on drafts of the Proxy Materials to NEIC under this Section 6.3(c) promptly.
                                                  --------------

                   (d) HALP and the General Partner, jointly and severally, will indemnify and hold harmless NEIC and its directors, partners, officers and controlling persons within the meaning of the Exchange Act (the "NEIC Indemnified Parties"), against any and all expenses,
                     ------------------------
           losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the NEIC Indemnified Parties in connection with, arising out of or resulting from any claim, action, suit or proceeding in which any one or more of the NEIC Indemnified Parties may be involved or with which any one or more of the NEIC Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to HALP or any subsidiary of HALP contained in the Proxy Materials or arising out of or based upon the omission or alleged omission to state in the foregoing a material fact relating to HALP required to be stated therein or necessary to make the statements relating to HALP therein not misleading, or otherwise, including without limitation any amounts paid by any one or more of the NEIC Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding, made with the consent of HALP, which consent shall not be unreasonably withheld. The NEIC Indemnified Parties will notify HALP in writing within ten days after the receipt by any one or more of the NEIC Indemnified Parties of any notice of legal process of any suit brought against or claim made against such NEIC Indemnified Party as to any matters covered by this paragraph. HALP shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this paragraph, or, if it so elects, to assume at its expense by counsel reasonably satisfactory to the NEIC Indemnified Parties the defense of any such claim, action, suit or proceeding, and if HALP elects to assume such defense, the NEIC Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. Each of HALP's and the General Partner's obligation under this paragraph to indemnify and hold harmless the NEIC

           Indemnified Parties shall constitute a guarantee of payment so that each will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this paragraph without the necessity of the NEIC Indemnified Parties' first paying the same.

                   NEIC will indemnify and hold harmless HALP, its partners, officers and controlling persons within the meaning of the Exchange Act (for purposes of this paragraph, the "HALP Indemnified Parties")
                                                     ------------------------
           against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the HALP Indemnified Parties in connection with, arising out of or resulting from any claim, action, suit or proceeding in which any one or more of the HALP Indemnified Parties may be involved or with which any one or more of the HALP Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to NEIC contained in the Proxy Materials or arising out of or based upon the omission or alleged omission to state in the foregoing a material fact relating to NEIC required to be stated therein or necessary to make the statements relating to NEIC therein not misleading, or otherwise, including without limitation any amounts paid by any one or more of the HALP Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding, made with the consent of NEIC which consent shall not be unreasonably withheld. The HALP Indemnified Parties will notify NEIC in writing within ten days after the receipt by any one or more of the HALP Indemnified Parties of any notice of legal process of any suit brought against or claim made against such HALP Indemnified Party as to any matters covered by this paragraph. NEIC shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this paragraph, or, if it so elects, to assume at its expense by counsel reasonably satisfactory to the HALP Indemnified Parties the defense of any such claim, action, suit or proceeding, and if NEIC elects to assume such defense, the HALP Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. NEIC's obligations under this paragraph to indemnify and hold harmless the HALP Indemnified Parties shall constitute a guarantee of payment so that NEIC will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this paragraph without the necessity of the HALP Indemnified Parties' first paying the same.

     6.4 SECTION 15(f). The parties each agree to use all reasonable efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act as it applies to the transactions contemplated by this Agreement. NEIC and NHLP jointly and severally agree as follows:

                   (a) For a period of not less than three years after the Closing Date, NEIC and NHLP jointly and severally shall use all reasonable efforts to assure that no more than 25% of the members of the board of directors or trustees of any Fund shall be "interested persons" (as defined in the Investment Company Act) of HALP or NEIC, or any entity that succeeds HALP or NEIC as investment advisor to a Fund or any person that before or after the Closing Date was or is an affiliated person of any of the foregoing within the meaning of the Investment Company Act. Without limiting the generality of the foregoing, NEIC and NHLP will not take or recommend any action that would cause more than 25% of the number of any such board to be "interested persons."

                   (b) NEIC and NHLP each represent and warrant that there is no express or implied understanding, arrangement or intention to impose an "unfair burden" within the meaning of Section 15(f) of the Investment Company Act on any of the Funds as a result of the transactions contemplated hereby, and that for a period of not less than two years after the Closing Date neither of them will take or recommend any act that would constitute an "unfair burden" on any Fund.

     6.5   COMPLIANCE WITH SECURITIES LAWS.

                   (a) Prior to or on the Closing Date, HALP shall prepare for NHLP, and NEIC shall cooperate fully with HALP in preparing and causing NHLP to file with the SEC, Form ADV, and such Form ADV shall have become effective under the Investment Advisers Act. NEIC shall file with the Exchange all documents and other information required under its rules (or by any agreement between NEIC and the Exchange), and obtain any approvals required by such rules (or by any such agreement), in connection with the execution and delivery of this Agreement and the transactions contemplated by this Agreement.

                   (b) In addition, HALP shall file, and NEIC shall cooperate fully with HALP in preparing and filing, all such other forms and amendments to forms and other documents required to be filed or delivered under applicable federal and state laws, and regulations promulgated thereunder, including without limitation the Investment Advisers Act, the Exchange Act, the Securities Act, the Commodity Exchange Act and applicable state laws relating to or regulating the activities of investment advisers and broker-dealers, as a result of the consummation of the transaction contemplated by this Agreement.

                   (c) It is the parties' intention that all approvals necessary for NHLP's continuation of the business of HALP shall have been obtained prior to or immediately after Closing.

     6.6 CURRENT INFORMATION. During the period from the date of this Agreement to the Closing, each party will cause one or more of their representatives to confer on a regular and frequent basis with representatives of the other party with respect to the status of its ongoing operations (and, in the case of HALP, the Funds). Each party will promptly notify the other party of any material change in the normal course of its business (or, in the case of HALP, any Fund) or of any complaints from a governmental or regulatory authority or a self-regulatory body, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of any litigation that comes to their attention which would, in any manner, challenge, prevent, alter or materially delay any of the transactions contemplated hereby and each party will keep the other party informed with respect to such events. HALP and NEIC will notify each other of the status of regulatory applications and third party consents related to the transactions contemplated hereby.

     6.7   ACCESS; INFORMATION.

                   (a) Each party shall afford to the other parties and their representatives such access during normal business hours and without material business interruption to its books, records (including, without limitation, tax returns and appropriate work papers of independent auditors under normal professional courtesy), properties, and to such other information as such party may reasonably request. NEIC shall retain or cause NHLP to retain for tax and regulatory purposes and to otherwise comply with this Agreement, all related books and records and other information relating to years 1988-1995 for at least seven years after each of the respective taxable years 1988-1995.

                   (b) All non-public records, books, contracts, instruments, computer data and other data and information (collectively, the "Information") concerning the other parties or the Funds furnished
            -----------
           pursuant to this Agreement shall be subject to the confidentiality agreements between the parties previously entered into and
           Section 10.5. In the event of the termination of this Agreement, each
           ------------
           party shall return or destroy all Information furnished to such party and its representatives hereunder and all analyses, compilations, data, studies, other documents prepared by such party or its representatives containing or based in whole or in part on any such Information.

     6.8 NON-SOLICITATION. HALP agrees that neither it, the General Partner, nor any of its officers, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by any of them) shall initiate, solicit, encourage or entertain, directly or indirectly, any inquiries or the making of any proposal or offer with respect to a merger, consolidation or similar transaction involving, or any purchase of any substantial portion of the assets or any substantial portion of the equity securities of HALP, or the assignment of any substantial portion of any investment advisory, subadvisory, administrative or distribution agreement by HALP, or the transfer of HALP's general partnership interest in any of the Investment Partnerships, or the entering into by any Fund of an investment advisory, subadvisory, administrative or distribution agreement with any company other than HALP. HALP shall promptly send to NEIC copies of any written communications received by it or any Fund from any person or entity with respect to any transaction or proposed transaction of the type referred to in the preceding sentence, and shall promptly notify NEIC of any oral or other unwritten communication of such nature received by it or any Fund.

     6.9 NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the other parties of: (i) any breach by such party of a representation and warranty contained herein and (ii) any inability by such party to fulfill a condition or agreement contained herein or in any Related Agreement.

     6.10 CUSTOMERS. After execution of this Agreement and prior to the Closing, HALP shall, after consultation with NEIC, notify the Fund Boards, the Clients and any other customers of HALP of the transactions contemplated hereby.

     6.11 QUALIFICATION OF THE FUNDS. Subject to applicable fiduciary duties to the Funds, HALP will take no action (i) that would prevent any Fund from qualifying for taxation as a "regulated investment company" under subchapter M of the Code or cause any Fund to suffer materially adverse tax consequences, or
(ii) that would be inconsistent in any material respect with any Fund's Prospectus and other offering, advertising and marketing materials.

     6.12 PRESS RELEASES, ETC. Each of HALP, the General Partner and NEIC agree that, without notification to the other a reasonable time in advance of such disclosure, it shall not disclose the negotiation or execution of this Agreement or of any information concerning the transactions contemplated hereunder to LP Unitholders or clients of HALP or NEIC or to other persons (other than persons employed by HALP, NEIC any of NEIC's subsidiaries or affiliates, and their respective attorneys, investment bankers and accountants) in advance of the publication by HALP and NEIC of press releases (as appropriate) on such matters pursuant to this Section 6.12. HALP and NEIC will consult with each other as to
                 ------------
the form, substance and timing of any press release or other public disclosure of the existence of this Agreement, matters related to this Agreement or any of the transactions contemplated hereby and no such press release or other public disclosure shall be made without the consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that the parties may
                                     --------  -------
make such disclosures as are required by law after making reasonable efforts in the circumstances to consult in advance with the other parties. The provisions of this Section 6.12 shall apply not only to the initial public disclosures by
        ------------
each party but also to the form and content of any and all subsequent publicity.

     6.13 TAX INFORMATION. HALP shall cooperate in obtaining from the appropriate taxing authority for NEIC's review, tax account information for federal, state or local taxes of HALP and the HALP Entities, as reasonably requested by NEIC.

     6.14 POST-CLOSING OPERATIONS. From and after the Closing Date, NEIC and NHLP shall take or cause to be taken, or not take and not cause to be taken, as the case may be, the following actions:

                   (a) Throughout the five-year period following the Closing Date, NHLP will operate the business formerly operated by HALP as a direct or indirect subsidiary of NEIC to be headquartered in the Chicago Metropolitan Area and to be known under HALP's current name.

                   (b) For a period of five years following the Closing Date, NEIC shall not, without the prior written consent of the Inside Directors, other than in the ordinary course of business, sell any Asset of NEIC existing immediately prior to Closing and contributed to NEIC by HALP unless such sale is effected as part of a sale of all or substantially all the Assets of NEIC or as part of the liquidation and dissolution of NEIC.

                   (c) The current intention of the parties hereto, without prejudice to NEIC's rights under Delaware law as sole stockholder of NHGP, is that following the Closing the Board of Directors of NHGP will consist of seven members, five of whom, including the chairman, shall be initially selected by HALP (collectively, and as may be replaced from time to time by their successors, the "Inside Directors") and the remaing two of whom shall be Peter S. Voss and G. Neal Ryland. From and after the Closing, the parties' expectation, without prejudice to NEIC's rights under Delaware law, is that the Board of Directors of NHGP will consist of no more than seven members, two of whom will be representatives of NEIC and the remainder of whom will be then-current executives of NHLP.

                   (d) On the Closing Date, NEIC shall make a long-term loan to NHLP, in a principal amount not to exceed $3.0 million sufficient to replace the indirect capital of the Partners invested in general partnership interests in the Investment Partnerships, such investments as of the date of this Agreement aggregating approximately $1.4 million, such loans to bear interest at NEIC's long-term intercompany borrowing rate in effect from time to time. The interest costs of such loans shall be an operating expense of NHLP. Return of capital from NHLP's investments in the Investment Partnerships shall be used to repay any loans made pursuant to this
           Section 6.14(d). Such loan will be subordinated to other debt of NHLP
           ---------------
           to the extent necessary to permit NHLP to satisfy the net capital requirements imposed on investment advisors by the various jurisdictions in which NHLP does business.

                   (e) On December 31 of each year (or, if earlier, the last business day of such year), NEIC shall make a short-term loan to NHLP, payable on or prior to February 15 of the following year, in principal amount sufficient to enable NHLP to pay the portion of bonuses expected to be paid by year end pursuant to the terms of the NHLP Partnership Agreement, such loan to bear interest at NEIC's short-term intercompany borrowing rate in effect from time to time. The interest costs of any such loan shall be an operating expense of NHLP.

                   (f) NEIC shall not enter into any agreement or take any other action, restricting the irrevocable direction of NEIC to make the Assigned Distributions as described in Section 1.2(b)(iii) hereof,
                                                  -------------------
           except to the extent required by law.

                   (g) Without the prior approval of NEIC, the Employment Agreements (as defined in Section 7.2(d)) shall not be amended.
                                     --------------

                   (h) If NHLP is or becomes treated as an association taxable as a corporation (rather than a partnership) for federal income tax purposes, it is agreed that federal, state and local taxes based upon or measured in whole or in part by reference to the income of NHLP (or its successors) shall be treated as provided in the NHLP Partnership Agreement.

                   (i) From and after the Closing, NEIC and NHLP and their successors and assigns shall reasonably cooperate to minimize Taxes for which NHLP would be directly or indirectly liable.

                   (j) For a period of five years from Closing, NEIC shall not amend the NHLP Partnership Agreement in a manner that would effect the economics of such Agreement without the prior written consent of a majority of the Inside Directors.

                   (k) For a period of five years from Closing, NEIC agrees not to cause NHGP to withdraw as the general partner of NHLP or to voluntarily cause the dissolution of NHLP.

                   (l) NHLP shall make compensatory payments to employees in accordance with Bonus Compensation Plan (as defined in
           Section 7.3(b)(i)).
           -----------------

     6.15 INSURANCE. HALP shall maintain in effect following the Closing, at its own expense, HALP's existing directors' and officers' liability insurance and HALP's errors and omissions insurance to cover claims made with respect to actions or occurrences at or prior to the Closing Date for a period of at least two years following the Closing Date.

     6.16  UPDATED FINANCIAL STATEMENTS.

                   (a) HALP will deliver to NEIC within 30 days of the date hereof, audited balance sheets as at the close of its fiscal years ended December 31, 1993 and December 31, 1994, together with the related financial statements for the fiscal years ended December 31, 1992 through December 31, 1994, certified without qualification by Arthur Andersen & Co., all of which balance sheets and financial statements (including the notes thereto) are collectively called the "Unqualified Audited Financials".
            ------------------------------

                   (b) Prior to the Closing Date and as soon as possible following the completion of HALP's last fiscal quarter ending prior to the Closing Date, HALP will deliver to NEIC (i) a balance sheet as at the last date of such fiscal quarter together with the related financial statements for the period January 1, 1995 through such date and (ii) a balance sheet and related financial statements for the corresponding periods of the prior year, certified by the principal financial and accounting officer of HALP, all as required to be included in NEIC's Form 8-K under the Exchange Act and all of which balance sheets and financial statements (including the notes thereto) are collectively called the "Interim Financials". Arthur Andersen &
                                        ------------------
           Co. shall have issued an unqualified review report with respect to the Interim Financials.

                   (c) The Unqualified Audited Financials and the Interim Financials shall be Financial Statements for purposes of Section 3.6
                                                                    -----------
           and shall comport with the requirements of the Exchange Act and Regulation S-X.

     6.17  EXCLUDED ACCOUNTS RECEIVABLE. Schedule 0.1A hereto includes a list of
                                         -------------
all accounts receivable as of the Closing Date not reflected on the Closing Balance Sheet and that therefore constitute Excluded Assets not transferred hereby (the "Excluded Accounts Receivable"). NHLP agrees to use its normal
             ----------------------------
business efforts, for a period of one hundred eighty (180) days, as collection agent for HALP to diligently collect the Excluded Accounts Receivable following the Closing Date in the ordinary course of business in accordance with NHLP's standard collection practice, provided, however, that NHLP shall not be required
                              --------  -------
to institute a legal proceeding or utilize any collection agency. NHLP shall provide to HALP and HALP's representative full access to NHLP's books and records to the extent required to confirm compliance by NHLP with this
Section 6.17. Any funds received by NHLP payable in respect of Excluded Accounts
- ------------
Receivable in accordance with the terms of this Section 6.17, shall be held for
                                                ------------
the account of HALP in a segregated bank account and all funds accumulated shall be transferred to HALP within five (5) days of each month end. HALP shall promptly advise NHLP in the event a customer directly pays HALP in respect of any of the Excluded Accounts Receivable. Nothing herein shall preclude HALP from taking any action to collect the Excluded Accounts Receivable. After one hundred eighty (180) days, NHLP shall cease to act as collection agent for HALP hereunder and HALP shall be responsible therefor.


                                  ARTICLE VII

                                  CONDITIONS

     7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO CONSUMMATE. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Closing of the following conditions:

                   (a) NO TERMINATION. Neither NEIC nor HALP shall have terminated this Agreement pursuant to Section 8.1.
                                                 -----------

                   (b) REGULATORY REQUIREMENTS. The transactions contemplated by this Agreement shall have been approved by any federal, state, foreign or local governmental or regulatory authority or self-regulatory body the approval of which is required to permit consummation thereof, without the imposition of any condition, requirement or commitment which is reasonably likely to have a material adverse effect on the business, assets, financial condition, results of operations, or prospects of either HALP or NEIC; and all waiting periods arising under the HSR Act or any other applicable law shall have duly lapsed or been terminated.

                   (c) ABSENCE OF LITIGATION; NO ORDERS. No action or proceeding shall have been instituted or threatened on or before the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated by this Agreement, the result of which could prevent or make illegal the consummation of such transactions or which could be materially adverse to the business, financial condition or results of operations of HALP or NEIC. None of NEIC, the General Partner, HALP or any Fund shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which either enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement.

                   (d) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the other party set forth or referred to in this Agreement and in any schedule or exhibit hereto shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, or (ii) as expressly contemplated or permitted by this Agreement.

                   (e) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of the other party to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with by it in all material respects.

                   (f) CERTIFICATES. Each of the parties shall have delivered to the other a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 7.1(d) and (e) of this Agreement with respect to it
                    ---------------     ---
           have been satisfied.

                   (g) REQUISITE LP UNITHOLDER CONSENTS. If required by
           Section 6.3, the Requisite LP Unitholder Consents shall have been
           -----------
           obtained.

                   (h) INVESTMENT ADVISERS ACT REGISTRATION. Registration of NHLP as an investment adviser and withdrawal of the registration of HALP as an investment adviser under the Investment Advisers Act of 1940 and under applicable state investment advisory statutes shall have been filed and become effective prior to or immediately after Closing, if so requested by NEIC.

                   (i) REGISTRATION RIGHTS AGREEMENT. NEIC, HALP and the Limited Partners shall have entered into a Registration Rights Agreement in substantially the form of Exhibit 7.1(i).
                                     --------------

                   (j) APPROVAL OF DOCUMENTATION. The form and substance of all opinions, certificates and other documents delivered hereunder shall be reasonably satisfactory in all respects to NEIC, HALP and their respective counsel.

     7.2 CONDITIONS PRECEDENT TO NEIC'S OBLIGATIONS. The obligation of NEIC to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing of the following conditions:

                   (a) DELIVERY OF ASSETS AND MINIMUM CASH/CAPITAL REQUIREMENT. HALP shall have delivered to NEIC any contribution, assignment or other instruments relating to the Asset Contribution as NEIC and its counsel reasonably request to effect the contribution and transfer of HALP's Assets and the General Partner's withdrawal as the general partner of HASLP and its replacement by NHGP. HALP shall have delivered to NEIC or loaned to NHLP, as the case may be, the amount, if any, required to satisfy the Minimum Cash/Capital Requirement, such amount to be transferred in such manner as NEIC may request.

                   (b) CONDUCT OF HALP'S BUSINESS PRIOR TO CLOSING. HALP's business shall have been conducted in accordance with the provisions of Section 5.1.
              -----------

                   (c) INVESTMENT REPRESENTATIONS. NEIC shall have received evidence satisfactory to it that each of the Partners has made written representations substantially identical to those contained in
           Section 3.25 or as will make an exemption from registration available
           ------------
           under Regulation D of the Securities Act.

                   (d) EMPLOYMENT AGREEMENTS. Each of the Class B Unit Limited Partners who are employees of HALP and certain other agreed upon individuals shall have entered into an employment agreement with NHLP, to become effective at Closing for each such employee who continues to be an employee of HALP prior to the Closing, substantially in the form of Exhibit 7.2(d)(i) hereto with respect to
                                        -----------------
           the executives designated in Schedule 7.2(d) (such employment
                                        ---------------
           agreements referred to collectively as the "Executive Employment
                                                       --------------------
           Agreements") and substantially in the form of Exhibit 7.2(d)(ii) with
           ----------                                    ------------------
           respect to the other employees on such Schedule (such employment agreements, together with the Executive Employment Agreements, referred to collectively as the "Employment Agreements"). Each
                                            ---------------------
           Executive Employment Agreement shall have been entered into on or prior to the date hereof and delivered to NEIC on the date hereof. Each Employment Agreement shall be in full force and effect as of the Closing.

                   (e) PARTNERSHIP AGREEMENT. NHGP and NEIC shall have entered into the NHLP Partnership Agreement in substantially the form of
           Exhibit 7.2(e) hereto, with such changes therein as the parties
           --------------
           hereto and thereto may agree.

                   (f) OPINION OF COUNSEL. NEIC shall have received from Winston & Strawn, Katten Muchin & Zavis and Bell, Boyd & Lloyd, counsel to HALP, an opinion in substantially the form set forth in
           Exhibit 7.2(f) hereto, addressed to NEIC and dated as of the Closing
           --------------
           Date.

                   (g) EXAMINATION OF BOOKS AND RECORDS. For purposes of compliance with and performance of this Agreement, NEIC, acting through management and personnel or through counsel, accountants or other representatives designated by it, shall have been afforded full and complete opportunity reasonably to examine and investigate all aspects of HALP's business and affairs and assets and liabilities, including, without limitation, their minute books and stock transfer records, financial books and records, Investment Contracts, titles and leases to properties, loan and other agreements and the condition of their facilities and equipment and the collectibility of their accounts receivable. NEIC shall also have been afforded a reasonable opportunity to confer, in consultation with HALP, with HALP's advisory clients, including wholesalers of investment services.

                   (h) NO ELECTION NOT TO PROCEED. NEIC shall not have elected pursuant to Section 1.3 not to proceed under this Agreement.
                       -----------

                   (i) CONSENTS AND FUND APPROVALS.

                        (i) HALP shall have complied with the consent procedures
                   referred to in Section 6.1.
                                  -----------

                        (ii) In accordance with Section 15 of the 1940 Act, the
                   respective Fund Boards, including in each case a majority of trustees who are not parties to the Investment Contracts of such Funds or "interested persons" (as such term is defined in the 1940 Act) of any such party (the "Non-Interested
                                                            --------------
                   Trustees"), and holders of a majority of the outstanding
                   --------
                   voting securities (as such term is defined in the Investment Company Act) of each Fund, shall have approved the New Fund Agreement with NHLP acting as investment adviser of such Fund.

                        (iii) HALP shall have obtained written consents to
                   assignment of all of the Terminable Contracts.

                   (j) INVESTMENT PARTNERSHIPS. The agreement of limited partnership of each Investment Partnership shall have been amended as necessary to permit consummation of the transactions contemplated hereby and so that no consolidation is required and an unqualified opinion on NHLP's audited financial statements may be rendered, with the form and substance of such amendments satisfactory to NEIC. NEIC shall be satisfied that appropriate measures have been taken to permit NHLP or its designee to succeed HALP as the sole general partner under the Limited Partnership of each Investment Partnership.

                   (k) AGREEMENT OF LIMITED PARTNERSHIP OF HALP. HALP shall have amended and restated its First Amended and Restated Agreement of Limited Partnership, such Second Amended and Restated Agreement of Limited Partnership to contain provisions satsifactory to NEIC for NEIC's benefit establishing an obligation to recontribute up to $10 million to cover unknown Excluded Liabilities through the date that is one year after the Adjustment Date, in addition to the obligation to contribute amounts required to be recontributed by law, and to be in form and substance satisfactory to NEIC.

                   (l) LEASE. HALP shall have given its landlord under its lease (the "Lease") pertaining to its offices at Two North LaSalle Street,
                 -----
           Suite 500, Chicago, Illinois 30 days' notice of assignment as required by the terms of the Lease.

                   (m) SECRETARY'S CERTIFICATE. HALP and the General Partner shall together have delivered a certificate, dated as of the Closing Date and signed on both their behalfs by the secretary of the General Partner, certifying that since the delivery of the charter documents of HALP and the General Partner and the minutes of meetings of the Partners and of the board of directors of the General Partner (or consents in lieu thereof) pursuant to Section 3.2 hereof, there have
                                                 -----------
           been no amendments or other modifications thereof except for minutes of meetings of the Partners and of the board of directors of the General Partner held after the date hereof and on or before the Closing

           Date, true, correct and complete copies of which shall have been furnished to NEIC, and that the officers of HALP and the General Partner are those persons named in the certificate.

                   (n) CERTIFIED FINANCIAL STATEMENTS. HALP shall have delivered to NEIC the Unqualified Audited Financials and Interim Financials, all as required by Section 6.16.
                              ------------

                   (o) NAME CHANGE. Immediately prior to Closing, HALP shall have ceased to be named "Harris Associates, L.P."; Harris Associates, Inc. shall have ceased to be named "Harris Associates, Inc."; and HALP and the General Partner shall cooperate with NEIC to the extent necessary for NHLP to be named "Harris Associates, L.P." and NHGP to be named "Harris Associates, Inc."

     7.3 CONDITIONS PRECEDENT TO HALP'S OBLIGATIONS. The obligation of HALP to consummate the transactions contemplated hereby shall be subject to fulfillment at or prior to the Closing of the following conditions:

                   (a) DELIVERY OF PURCHASE PRICE. NEIC shall have delivered to HALP or HALP's designees, as HALP shall direct, certificates representing the Required Number of LP Units, if any. All such certificates shall be accompanied by such necessary supporting documents as HALP or its counsel or HALP's designees may reasonably require.

                   (b) EMPLOYMENT ARRANGEMENTS. (i) NEIC and NHLP shall have adopted a plan (the "Bonus Compensation Plan") for the establishment
                                -----------------------
           of a bonus compensation pool for the benefit of the active employees of NHLP (the "Bonus Pool") on the terms set forth in the outline of
                         ----------
           the bonus compensation plan attached hereto as Exhibit 7.3(b)(i). The
                                                          -----------------
           persons participating in the Bonus Pool for each fiscal year of NHLP will be paid, in the aggregate, an amount equal to Partnership Bonus Pool Revenues (as defined in the NHLP Partnership Agreement) for such year plus the Special Bonus Pool Revenues (as defined in the NHLP Partnership Agreement) for such year. The Bonus Compensation Plan shall be administered by the Board of Directors of NHGP based on the recommendations of management of NHLP; provided, however, that
                                                  --------  -------
           without the approval of NEIC the Bonus Compensation Plan shall not be amended. The Bonus Compensation Plan may not be terminated without the prior approval of a two-thirds, by interest, of the participants in the such plan (based on the sharing ratios for the prior fiscal year of participants in the plan who are still employed by NHLP on the date of determination). In the event of any sale from time to time of any of the assets of NHLP that has the effect of reducing NHLP's revenues that would otherwise be available for distribution pursuant to the Bonus Compensation Plan to a third party or, with approval by a majority, by interest, of the participants in the Bonus Compensation Plan, to an affiliate of NEIC, NHLP shall pay to the participants in the Bonus Plan an amount equal to 19.6% of the net proceeds of such sale, subject to the more specific terms set forth in the definition of "Special Bonus Pool Revenues" in the NHLP Partnership Agreement. In the event of any sale or transfer from time to time of the assets of NHLP to an affiliate of NEIC that is not approved by a majority, by interest, of the participants in such plan, the Bonus Compensation Plan shall continue to include the revenues generated by such assets in computing the Partnership Bonus Pool Revenues.

                   (ii) As an inducement to continue their employment with NHLP, NEIC and NHLP shall have provided for the grant of options in substantially the form of Exhibit 7.3(b)(ii) to certain employees of
                                     ------------------
           NHLP pursuant to an "Options for Growth" program under NEIC's 1993 Equity Incentive Plan. At the Closing, the NEIC Board of Directors will grant in the aggregate 200,000 options to designated employees of NHLP. Additionally, options will be granted by such Board in respect of each of the 1995 and 1996 fiscal years of NHLP at the first meeting of such Board to be held after March 31, 1996 and March 31, 1997, respectively. For years following 1996, it is expected that the Board will approve option grants under the program. Notwithstanding the foregoing, the Board retains sole discretion to grant any such options upon such terms as it shall specify, but on substantially the same basis as options are granted by such Board to employees of other subsidiaries of NEIC, taking into account considerations relating to NHLP, the other subsidiaries and individual performance. One-fifth of the options granted at Closing and in respect of each of 1995 and 1996 shall vest on each of the first through fifth anniversaries of the date of grant and may be exercised at any time after the later of vesting or December 31, 1997 until the tenth anniversary of the date of grant. Options not exercised by that date shall expire. The number of options to be granted in respect of 1995 will be equal to (x) the excess of 41% of NHLP's Run Rate Revenue as of December 31, 1995 over 41% of NHLP's Run Rate Revenue as of the Closing Date divided by (y) the average of
                                                   ----------
           the closing price of the LP Units on the Exchange during the last 20 Trading Days of 1995. The number of options to be granted in respect of 1996 will be determined by dividing (A) the excess, if any, of NEIC's Allocated Revenues for 1996 over the Revenue Target for such year by (B) the average of the closing prices of the LP Units on the Exchange during the last 20 Trading Days of 1996. "NEIC's Allocated
                                                              ----------------
           Revenues" for the 1996 fiscal year means the aggregate amount of Net
           --------
           Distributable Revenues (as defined in the NHLP Partnership Agreement) distributed by NHLP to NEIC for such year. "Revenue Target" for 1996
                                                       --------------
           means 108% of Net Distributable Revenues for 1995, calculated as if the Closing had occurred on January 1, 1995. Notwithstanding any other treatment of such expense or proceeds under GAAP, the exercise of options granted pursuant to this Section 7.3(b)(ii) shall not
                                               ------------------
           impact NHLP's revenues and expenses.

                   (c)   OPINIONS OF COUNSEL.

                        (i) HALP shall have received from Ropes & Gray, counsel
                   to NEIC, an opinion in substantially the form set forth in
                   Exhibit 7.3(c)(i) hereto.
                   -----------------

                        (ii) HALP shall have received from TNE an opinion in
                   substantially the form set forth in Exhibit 7.3(c)(ii).
                                                       ------------------

                   (d) NEIC shall have delivered a certificate, dated as of the Closing Date and signed on its behalf by the secretary of NEIC's general partner, certifying that since the date hereof, there have been no amendments or other modifications to NEIC's agreement of limited partnership, and that the officers of NEIC are those persons named in the certificate.

                                 ARTICLE VIII

                                  TERMINATION

     8.1 TERMINATION. This Agreement may, by written notice, be terminated at any time prior to the Closing:

                   (a) by the mutual written consent of the General Partners of HALP and NEIC; or

                   (b) by either HALP or NEIC, at any time after December 31, 1995 by action of their respective General Partner if the Closing shall not theretofore have occurred; or

                   (c) by NEIC, if shareholders of one or more Funds shall have met and failed to approve the proposal recommended pursuant to
           Section 6.2; or
           -----------

                   (d) by either HALP or NEIC, if any permanent injunction or action by any court or other governmental agency or body of competent jurisdiction enjoining, denying approval of, or otherwise prohibiting the consummation of the transactions contemplated hereby shall have become final and nonappealable; or

                   (e) by either of such parties if the waiting period (and any extensions thereof) under the HSR Act shall not have expired or been terminated prior to the Closing Date; or

                   (f) by either HALP or NEIC in the event of the breach by the other party of representations, warranties or agreements contained herein that would have a material adverse effect on the business, assets, financial condition or results of operation of the party committing such breach, and which cannot be or has not been cured within 30 days after written notice to the party committing such breach; or

                   (g) by NEIC as set forth in Section 1.3.
                                               -----------

           Notwithstanding the foregoing, a party in material breach of any provision of this Agreement may not terminate this Agreement pursuant to this
Section 8.1.
- -----------

     8.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Article VIII, except as otherwise specifically provided herein, no party
        ------------
hereto (or any of its partners, shareholders, directors, officers, employees, agents, consultants or representatives) shall have any liability or further obligation to any other party to this Agreement, except for any obligations to reimburse costs and expenses as set forth in Section 12.5 and except that
                                             ------------
nothing herein will relieve any party from liability for any breach of this Agreement.

                                  ARTICLE IX

                                INDEMNIFICATION

     9.1 INDEMNIFICATION BY HALP AND THE GENERAL PARTNER. From and after the Closing Date, each of HALP and the General Partner, jointly and severally, will indemnify and hold harmless the NEIC Indemnified Parties against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the NEIC Indemnified Parties in connection with, arising out of or resulting from any claim, action, suit or proceeding in which any one or more of the NEIC Indemnified Parties may be involved or with which any one or more of the NEIC Indemnified Parties may be threatened by, arising from or relating to (i) the Excluded Liabilities or (ii) any breach of any representation or warranty made by HALP hereunder or under any Exhibit, Schedule or Related Agreement or certificate furnished pursuant hereto, including without limitation any amounts paid by any one or more of the NEIC Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding, made with the consent of HALP, which consent shall not be unreasonably withheld. The NEIC Indemnified Parties will notify HALP in writing within ten days after the receipt by any one or more of the NEIC Indemnified Parties of any notice of legal process of any suit brought against or claim made against such NEIC Indemnified Party as to any matters covered by this Section 9.1. HALP shall be
                                                    -----------
entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this paragraph, or, if it so elects, to assume at its expense by counsel satisfactory to the NEIC Indemnified Parties the defense of any such claim, action, suit or proceeding, and if HALP elects to assume such defense, the NEIC Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. HALP's obligation under this paragraph to indemnify and hold harmless the NEIC Indemnified Parties shall constitute a guarantee of payment so that they will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this paragraph without the necessity of the NEIC Indemnified Parties' first paying the same.

     9.2 INDEMNIFICATION BY NEIC. From and after the Closing Date, NEIC will indemnify and hold harmless the HALP Indemnified Parties against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the HALP Indemnified Parties in connection with, arising out of or resulting from any claim, action, suit or proceeding in which any one or more of the HALP Indemnified Parties may be involved or with which any one or more of the HALP Indemnified Parties may be threatened by, arising from or relating to any breach of any representation or warranty made by NEIC hereunder or under any Exhibit, Schedule or Related Agreement or certificate furnished pursuant hereto, including without limitation any amounts paid by any one or more of the HALP Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding, made with the consent of NEIC, which consent shall not be unreasonably withheld. The HALP Indemnified Parties will notify NEIC in writing within ten days after the receipt by any one or more of the HALP Indemnified Parties of any notice of legal process of any suit brought against or claim made against such HALP Indemnified Party as to any matters covered by this Section 9.2. NEIC shall be
                                                    -----------
entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this paragraph, or, if it so elects, to assume at its expense by counsel satisfactory to the HALP Indemnified Parties the defense of any such claim, action, suit or proceeding, and if NEIC elects to assume such defense, the HALP Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. NEIC's obligation under this paragraph to indemnify and hold harmless the HALP Indemnified Parties shall constitute a guarantee of payment so that they will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this paragraph without the necessity of the HALP Indemnified Parties' first paying the same.

     9.3  CERTAIN LIMITATIONS ON INDEMNIFICATION.

                   (a) Neither HALP and the General Partner's liability for indemnification obligations (other than obligations in respect of the Excluded Liabilities which shall have no limit) under Section 9.1 nor
                                                                 -----------
           NEIC's liability for indemnification obligations under Section 9.1
                                                                  -----------
           shall exceed the amount of the 1996 Payment, or if greater, the Adjusted 1996 Payment.

                   (b) Neither HALP nor NEIC shall be liable for indemnification obligations under this Article IX in respect of any breach of
                                  ----------
           representation or warranty until the aggregate cumulative amount of such obligations of such party hereunder exceeds $1 million, whereupon such party shall be liable for the full amount of such obligations.

                   (c) Notwithstanding anything contained herein to the contrary, no NEIC Indemnified Party shall have the right to settle or make any payment to a third party wih respect to any Excluded Liability without the prior written consent of HALP, which shall not be unreasonably withheld.

     9.4   TERMINATION OF RIGHTS HEREUNDER.

                   (a) No claim may be made under the provisions of Section 9.1
                                                                    -----------
           (except for Reserved Claims or claims in respect of the Excluded Liabilities) after the 1996 Second Repurchase Date.

                   (b) No claim may be made under the provisions of Section 9.2
                                                                    -----------
           (except for Reserved Claims) after the 1996 Second Repurchase Date.

                   (c) "Reserved Claims" means any claims as to which any NEIC
                        ---------------
           Indemnified Party has given HALP notice or any HALP Indemnified Party has given NEIC notice on or prior to the 1996 Second Repurchase Date.

                                   ARTICLE X

                            POST-CLOSING COVENANTS

     10.1  EMPLOYEE BENEFITS AND OTHER MATTERS.

                   (a) NHLP shall offer continued employment on and after the Closing Date to all common law employees of HALP who were such immediately prior to the Closing Date (the "Continued Employees").
                                                       -------------------
           Notwithstanding anything in this subsection (a) to the contrary, any such offer of continued employment shall not be construed to limit the ability of NHLP to terminate Continued Employees at any time for cause or for valid business purposes.

                   (b) Where feasible prior to, and in all events as soon as practicable following, the Closing Date, NEIC and NHLP shall take such steps as are necessary or appropriate to cause NEIC and NHLP to assume and continue from and after the Closing Date, for the benefit of the Continued Employees, each of the HALP Benefit Plans. Where necessary or appropriate to accomplish the foregoing and after consultation and agreement with HALP and with the cooperation of HALP, NEIC and NHLP shall either (i) establish new plans or programs, in all events providing that the benefits afforded to the Continuing Employees shall be substantially identical to and provide benefits comparable to those previously offered by HALP, (ii) assume one or more existing HALP Benefit Plans (or where any such HALP Benefit Plan is sponsored by any person or entity other than HALP, take such steps as are necessary or appropriate to join in such Plan), or (iii) modify existing plans or programs to incorporate terms and conditions similar to the terms and conditions of the HALP Benefit Plans. Nothing in this Agreement shall be deemed to preclude or restrict the modification or termination of any of the HALP Benefit Plans in accordance with its terms, whether before or after the Closing.

     10.2  CERTAIN TAX MATTERS.

                   (a) Upon any sale by NEIC or any of its subsidiaries of assets contributed by HALP, NEIC shall, to the extent consistent with applicable law under Section 704(c) of the Code, allocate to each Person holding, at the time of sale, LP Units issued in accordance with the terms of this Agreement (including Persons who are subsequent holders of such LP Units) such Person's proportionate share of the income associated with the sale of such assets, to the extent that such income does not, in the aggregate, exceed the difference between (A) the basis of such assets (immediately following the exercise, if any, of repurchase rights under
           Sections 1.2(a)(ii), 1.2(a)(iii) and 1.2(b)(ii) hereof and any
           -------------------  -----------     ----------
           adjustments to the purchase price under Section 1.2(b)(v) hereof) and
                                                   -----------------
           (B) the fair market value of such assets at the time of contribution. NEIC may make "curative" allocations to overcome limitations imposed by the "ceiling rule" only upon the sale of all or a portion of the assets of NEIC (held directly or through any subsidiary); provided,
                                                                     --------
           however, that in the event that following the Closing Date, a
           -------
           material amount of cash or other property is contributed to NEIC by any Person, NEIC shall not be precluded from making, following such contribution, such curative allocations as are appropriate to reflect a difference in the relative tax characteristics of such contributed assets and the various assets held (directly or indirectly) by NEIC immediately prior to such contribution. NEIC shall in all events abide by the terms of its Partnership Agreement, as may be amended from time to time, in making any such curative allocations.

                   (b) For federal and state income tax purposes, the parties hereto agree to report the transaction described in this Agreement for Tax purposes consistent with the form of the transaction as described herein, and the parties further agree to report in a manner consistent with, and make reasonable efforts to sustain, the position that: (i) no portion of the 1996 Payment which is in the form of LP Units represents imputed interest; (ii) the Asset Contribution is a contribution by HALP of property to NEIC in exchange for interests in NEIC and, accordingly, a nonrecognition transaction pursuant to
           Section 721(a) of the Code; (iii) distributions of LP Units to partners of HALP pursuant to HALP's partnership agreement do not give rise to gain under Code Section 731 and (iv) any payments by NEIC of Repurchase Price, amounts for LP Units repurchased pursuant to
           Section 1.2(a)(iii) and 1996 Repurchase Price to a retiring partner
           -------------------
           shall be treated as a distribution in liquidation of such interest pursuant to Section 736(b) of the Code and any payments to nonretiring partners shall be treated as distributions by NEIC under
           Section 731 of the Code. The parties further agree that NEIC may, through application to the District Director of the IRS or otherwise, allocate increases in basis attributable to the operation of Code
           Section 732 or 734 in connection with the payment of the Repurchase

           Price, amounts for LP Units repurchased pursuant to Section
                                                               -------
           1.2(a)(iii) and 1996 Repurchase Price to assets contributed to NEIC
           -----------
           by HALP; provided that NEIC will not, on any such application to the District Director, make any representations or assertions that are inconsistent with the positions set forth in the preceding sentence. NEIC agrees to utilize its authority under Section 5.1(e) of NEIC's partnership agreement to "book-up" assets of NEIC immediately prior to the Asset Contribution pursuant to this Agreement.

                   (c) The parties hereto agree that neither HALP nor its partners intend to form a partnership with or be partners of NHLP.

     10.3  CONFIDENTIALITY AND NONCOMPETITION.

                   (a) CONFIDENTIAL INFORMATION.

                        (i) Each of HALP and the General Partner acknowledges
                   that HALP continually developed Confidential Information and HALP and the Partners may have learned or may learn Confidential Information. Each of HALP and the General Partner will comply with the policies and procedures of NEIC and its subsidiaries and affiliates for protecting Confidential Information and shall never disclose to any Person (except as required by applicable law or to NEIC and its subsidiaries and affiliates), or use for its own benefit or gain, any Confidential Information without the prior written consent of a specifically authorized representative of NEIC. Each of HALP and the General Partner understands that this restriction shall continue to apply after the Closing.

                        (ii) Each of HALP and the General Partner shall protect
                   the integrity of Confidential Information and shall keep confidential all documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of HALP, NEIC or their subsidiaries and affiliates and any copies, in whole or in part, thereof (the "Documents") containing Confidential Information. All
                    ---------
                   Documents, whether or not containing Confidential Information and whether or not prepared by HALP, shall be the sole and exclusive property of NEIC and its subsidiaries and affiliates. Each of HALP and the General Partner shall safeguard all Documents, and all Confidential Information they contain, and shall surrender to NEIC at Closing all Documents then in its possession or control.

                        (iii) "Confidential Information" means any and all
                               ------------------------
                   information of HALP, NHLP, NEIC and the subsidiaries and affiliates of each of them that is not generally known by others with whom they did or do compete or do business, or with whom they plan to compete or do business and any and all information, publicly known in whole or in part or not, that, if disclosed would assist in competition against NEIC or its subsidiaries and affiliates. Confidential Information includes without limitation such information relating to (i) the development, research, testing, marketing and financial activities of NEIC and its subsidiaries and affiliates, (ii) the Products and Services, (iii) the financial performance and strategic plans of NEIC and its subsidiaries and affiliates, (iv) the identity and special needs of the clients of NEIC and its subsidiaries and affiliates and (v) the people and organizations with whom NEIC and its subsidiaries and affiliates have business relationships and those relationships. Confidential Information also includes comparable information that NEIC or any of its subsidiaries and affiliates receive, or have received, belonging to clients or others who do business with NEIC or any of its subsidiaries and affiliates or any other information that is, or has been, received by NEIC or any of its subsidiaries and affiliates with any understanding, express or implied, that it will not be disclosed.

                        (iv) "Products and Services" mean all products and
                              ---------------------
                   services offered, planned, researched, developed, tested, sold, licensed, marketed or otherwise provided by HALP or NEIC or any of their subsidiaries and affiliates.

                   (b) RESTRICTED ACTIVITIES. HALP agrees that some restrictions on HALP's activities from and after the Closing are necessary to protect the goodwill, Confidential Information and other legitimate interests of NEIC and its subsidiaries and affiliates:

                        (i) Until the earlier of fifteen (15) years after the
                   effective date hereof or the time at which HALP is dissolved (the "Non-Competition Period"), HALP shall not, directly or
                         ----------------------
                   indirectly, whether as owner, partner, principal, investor, consultant, agent, employee, co-venturer or otherwise, compete with NEIC or any of its subsidiaries or affiliates within the United States or undertake any planning for any business competitive with NEIC or any of its subsidiaries or affiliates. Specifically, but without limiting the foregoing, HALP agrees not to engage in any manner in any activity that is directly or indirectly competitive with the business of NEIC or any of its subsidiaries or affiliates as conducted or under consideration at any time. Restricted activity includes without limitation accepting an advisory or consulting position with any Person who is, or at any time prior to the Closing has been, a client of HALP, NEIC or any of their subsidiaries and affiliates. For the purposes of this Section, the business of NEIC and its subsidiaries and affiliates shall include all Products and Services offered by HALP, NEIC or any of their subsidiaries and affiliates or under development and HALP's undertaking shall encompass all products and services that may be used in substitution for Products and Services.

                        (ii) HALP agrees that during the Non-Competition Period,
                   HALP will not hire or attempt to hire any employee of NEIC or any of its subsidiaries and affiliates, assist in such hiring by any Person or encourage any such employee to terminate his or her relationship with NEIC or any of its subsidiaries and affiliates. HALP further agrees that during the Non-Competition Period, HALP will not solicit or encourage any clients or others who do business with NEIC or any of its subsidiaries and affiliates to terminate or diminish its relationship with any of them or to violate any agreement with any of them, or to conduct with any Person any business or activity that such client or other person conducts or could conduct with NEIC or any of its subsidiaries and affiliates.

                   (c) ENFORCEMENT OF COVENANTS. The parties intend that the noncompetition provisions contained in this Section 10.3 shall be
                                                       ------------
           deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. HALP acknowledges that it has carefully read and considered all the terms and conditions of this Section 10.3,
                                                           ------------
           including the restraints imposed upon it pursuant to Sections 10.3(a)
                                                                ----------------
           and (b). HALP agrees that said restraints are necessary for the
               ---
           reasonable and proper protection of NHLP and its subsidiaries and affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area, in view of the receipt of the Purchase Price and the 1996 Payment received pursuant to this Agreement, the geographic scope and nature of the business in which HALP is and NHLP and NEIC will be engaged, HALP's knowledge of NHLP and NEIC's business, and HALP's relationships with NHLP and NEIC's investment advisory clients. HALP further acknowledges that, were it to breach any of the covenants contained in Sections 10.3(a) and (b), the damage to NEIC
                                  ----------------     ---
           would be irreparable. HALP therefore agrees that NEIC, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by HALP of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision of
           Section 10.3(a) or (b) shall be determined by any court of competent
           ---------------    ---
           jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

     10.4 HALP'S CONTINUED EXISTENCE. The General Partner will not cause HALP to, and HALP will not, dissolve or otherwise wind up until such time promptly after the 1996 Second Repurchase Date as HALP shall have delivered to the Limited Partners their respective portion of the Adjusted 1996 Payment, if any, and collected and delivered to NEIC such certificates evidencing LP Units repurchased or redeemed by NEIC.

     10.5 SUBORDINATION OF ACCRUALS OF PARTNERSHIP BONUS REVENUES. The parties hereto acknowledge and agree that, to the extent necessary to permit NHLP to satisfy the net capital requirements imposed on investment advisors by the various jurisdictions in which NHLP does business, any accruals by NHLP of Partnership Bonus Revenues (as defined in the NHLP Partnership Agreement) during its fiscal year shall be subordinated to other debt of NHLP.

     10.6 LISTING OF LP UNITS. NEIC shall use its reasonable efforts to obtain listing on the Exchange of all LP Units issued and outstanding under the Agreement following each of (i) completion of all repurchases of LP Units under
Section 1.2(a)(ii) and (ii) the Adjustment Date.
- ------------------

     10.7 AGREEMENT OF LIMITED PARTNERSHIP OF HALP. Without NEIC's prior written consent, HALP shall not (i) amend those provisions of its Second Amended and Restated Agreement of Limited Partnership of which NEIC is a third party beneficiary or (ii) amend Article 12 of such agreement.

     10.8 TRANSFERS OF LP UNITS FOLLOWING A RESTRUCTURING. In the event of a Restructuring (as defined in NEIC's partnership agreement), NEIC agrees that for purposes of permitting transfers of LP Units by the Partners, it shall treat the Partners equitably in view of the treatment of other Non-Public Holders (as defined in NEIC's partnership agreement) of LP Units.

     10.9  TRANSFERS OF HALP LIMITED PARTNERSHIP INTERESTS.  From the
Closing and until completion of all repurchases of LP Units pursuant to Section
                                                                        -------
1.2(b)(ii), HALP shall not allow any limited partnership interest in HALP to be
- ----------
transferred other than transfers of limited partnership interests in HALP for estate and tax planning purposes or by operation of law.


                                  ARTICLE XI

                                  GUARANTEES

     11.1 GUARANTEES. NEIC hereby guarantees for the benefit of HALP the performance by NHLP of all of its obligations under this Agreement and each Related Agreement executed and delivered by NHLP. The General Partner hereby guarantees for the benefit of NEIC the performance by HALP of all of its obligations under this Agreement and each Related Agreement executed and delivered by HALP.

                                  ARTICLE XII

                              GENERAL PROVISIONS

     12.1 SURVIVAL. If the Closing occurs, the representations and warranties contained in this Agreement shall survive the Closing until the 1996 Second Repurchase Date. If this Agreement is terminated prior to the Closing Date, the agreements of the parties in Sections 8.2 and 12.5 shall survive.
                             ------------     ----

     12.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly received (i) on the date given if delivered personally or by cable, telegram, telex or telecopy or (ii) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                     (a) if to NEIC:   New England Investment Companies, Inc.
                                       399 Boylston Street
                                       Boston, Massachusetts  02117
                                       (617) 578-3500
                                       Fax: (617) 247-1447
                                       Attention:  Edward N. Wadsworth, General
                                       Counsel

                         Copies to:    Ropes & Gray
                                       One International Place
                                       Boston, Massachusetts  02110
                                       (617) 951-7000
                                       Fax: (617) 951-7050
                                       Attention:  Christopher A. Klem
                     and

                     (b) if to HALP:   Harris Associates L.P.
                                       Two North LaSalle Street
                                       Suite 500
                                       Chicago, Illinois 60602-3790
                                       (312) 621-0600
                                       Fax: (312) 621-0636
                                       Attention:  Victor A. Morgenstern

                         Copies to:    Katten, Muchin & Zavis
                                       525 West Monroe Street
                                       Suite 1600
                                       Chicago, Illinois 60661-3693
                                       (312) 902-5267
                                       Fax:  (312) 902-1069
                                       Attention:  Herbert S. Wander

                                       Winston & Strawn
                                       35 West Wacker Drive
                                       Chicago, Illinois 60601-9703
                                       (312) 558-5699
                                       Fax: (312) 558-5700
                                       Attention:  Robert F. Wall

     12.3 COUNTERPARTS. This Agreement may be executed in counterparts (including executed counterparts delivered and exchanged by facsimile transmission) each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     12.4 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY THE LAWS OF THE STATE OF DELAWARE, EXCLUDING THE "CONFLICT OF LAWS" RULES OF THAT STATE.

     12.5  EXPENSES.

                   (a) Except as provided in paragraph (b) of this Section 12.5,
                                                                   ------------
           each party hereto will bear its own expenses in connection with this Agreement and the transactions contemplated hereby except that NEIC and HALP shall each bear half of (i) any sales or transfer taxes payable by reason of the transfer of the Assets by HALP or the General Partner to NEIC (or by NEIC to NHLP) or the issuance or transfer of LP Units contemplated hereunder and (ii) HALP's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby, such as the cost of HALP's proxy solicitation pursuant to Section 6.2 and costs associated with
                                    -----------
           filings required pursuant to Section 6.5, provided, however, that
                                        -----------  --------  -------
           NEIC shall pay no more than $250,000 pursuant to this
           Section 12.5(a).
           ---------------

                   (b) If this Agreement is terminated pursuant to Section 8.1
                                                                   -----------
           hereof (other than clauses (a) or (e) thereof), by reason of the willful failure of a party to fulfill a condition to the performance of the other party's obligations or to perform a covenant of this Agreement or by reason of a willful breach by any party to this Agreement, such party shall be fully liable for any and all costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) in connection with this Agreement and the transactions contemplated hereby incurred by the other party or parties.

     12.6 WAIVER; AMENDMENT. Any provision of this Agreement may be (i) amended or modified at any time (including the structure of the transactions contemplated hereby, or any part thereof), by an agreement in writing among the parties hereto and executed in the same manner as this Agreement or (ii) waived by the party benefitted by the provision.

     12.7 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES; ETC. All exhibits and schedules hereto shall be deemed to be incorporated into and made part of this Agreement. This Agreement, together with the Related Agreements and the exhibits and schedules hereto and thereto, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. Except for Article X and
                                                    ---------

Section 1.2(b)(iii) and except as otherwise explicitly stated herein, nothing in
- -------------------
this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     12.8 ASSIGNMENT. This Agreement may not be assigned by any party hereto without the written consent of the other parties and any purported assignment in violation hereof shall be null and void.

     12.9 INTERPRETATION. Unless otherwise expressly provided or unless the context requires otherwise, (a) all references in this Agreement to Articles, Sections, Schedules and Exhibits shall mean and refer to Articles, Sections, Schedules and Exhibits of this Agreement, (b) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations, (c) words of any gender shall be deemed to include each other gender, (d) words used using the singular or plural number also shall include the plural and singular number, respectively, (e) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement (including the Schedules and Exhibits hereto) and (f) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or in the case of a governmental authority, Persons succeeding to the relevant functions of such Person).

     12.10 FURTHER ASSURANCES. The parties hereto agree to execute and deliver any and all papers and documents which may be reasonably necessary to carry out the terms of this Agreement.

     12.11 CONSISTENT ACCOUNTING. The parties to this Agreement shall consult with each other for the purpose of arriving at consistent accounting, tax and reporting treatment, whether public or private, of the transactions contemplated hereby.

     12.12 SEVERABILITY. The provisions of this Agreement are severable and the invalidity of any provision shall not affect the validity of any other provision.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.


                         HARRIS ASSOCIATES L.P.

                         By:   HARRIS ASSOCIATES, INC.,
                                its general partner

                               By: /s/ Victor S. Morgenstern
                                  ------------------------------------
                                  Title: President



                         HARRIS ASSOCIATES, INC.


                         By: /s/ Victor S. Morgenstern
                            ------------------------------------------
                            Title: President



                         NEW ENGLAND INVESTMENT COMPANIES, L.P.

                         By: NEW ENGLAND INVESTMENT COMPANIES,
                              INC., its general partner

                              By: /s/ Peter S. Voss
                                 -------------------------------------
                                 Title: Chairman

Acknowledged and Agreed to
 as to Sections 6.4 and 6.14:

GLS PARTNERS, L.P.

By: GLS PARTNERS INC.,
     its general partner


By: /s/ Edward N. Wadsworth
   ---------------------------------
   Title: President